PART II - OFFERING CIRCULAR

Dated June 14, 2018

PURSUANT TO REGULATION A

OF THE SECURITIES ACT OF 1933

MED-X, INC.

8236 Remmet Avenue

Canoga Park, California 91304

(818) 349-2870

www.MEDX-RX.com

$15,000,000

25,000,000 Shares of Common Stock at $0.60 per Share

Minimum Investment: 700 Shares ($420)

FORM 1-A: TIER 2

FOR SOPHISTICATED INVESTORS ONLY

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION, HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Company (2)	Proceeds to other persons

Per share	$0.60	(1)	$0.60	$0
Total (3):	$15,000,000	(1)	$15,000,000	$0

This offering commenced on February 3, 2016 and temporarily ceased on September 16, 2016. It resumed on June 30, 2017. As of March 31, 2018, we have raised $1,432,090 in this offering, issuing 2,386,817 shares of common stock. The offering has been made and initially is expected to continue to be made directly to investors on a best efforts basis. In the future, the shares may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. This offering will terminate on June 25, 2019, unless extended by us for up to an additional 30 days or terminated sooner by us in our discretion regardless of the amount of capital raised (the “Sales Termination Date”). There is no minimum capital required from this offering and therefore no subscription escrow account will be established for it. The proceeds of this offering may be deposited directly into the Company’s operating account for immediate use by it, with no obligation to refund subscriptions.

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(1)	The shares will be offered on a “best-efforts” basis by our officers, directors and employees, and may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements have been entered into by us with any broker-dealer firms. Selling commissions may be paid to broker-dealers who are members of FINRA with respect to sales of shares made by them, if any. We may also pay incentive compensation to registered broker-dealers in the form of common stock and warrants in us. We will indemnify participating broker-dealers and others with respect to disclosures made in the Offering Circular.

(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling, blue sky compliance, and other costs incurred in the offering of the shares. See “USE OF PROCEEDS” and “PLAN OF DISTRIBUTION.”

(3)	The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment from a limited number of subscribers. “TERMS OF THE OFFERING.”

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

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THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

JURISDICTIONAL (NASAA) LEGENDS

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

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SUMMARY OF RISK FACTORS

The purchase of shares of our common stock involves substantial risks. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment and should consult with his own legal and financial advisors.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to:

•	Our research and development of Cannabis medical compounds and other potential new products may not result in commercial products available for sale by us in the future.
•	Lack of market acceptance of our Cannabis, Nature-Cide® and other products.
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Our Chairman, President and Chief Operating Officer, Matthew Mills, owns 10,000 shares of our Series A Preferred Stock, which entitles him to 51% voting power on all matters submitted to a vote of the shareholders, and with his common stock ownership, Mr. Mills holds approximately 58% of the total shareholder voting power of the Company.

•	Inability to obtain legal permission to grow, supply and sell Cannabis.
•	Inability to sell our Cannabis, Nature-Cide® and other products.
•	Heavy development stage expenditures by us, resulting in substantial operating deficits, especially in the early years of operation.
•	Intense competition, including entry of new competitors.
•	Falling demand for Cannabis for medical or recreational use, or increasing supply of Cannabis, causing prices for it to decline.
•	Adverse federal, state, and local government regulation, rendering it difficult for us to monetize our potential Cannabis products and services.
•	Heavy government regulation, taxation and licensing requirements in markets where Cannabis is legal.
•	Obstacles to registering Cannabis trademarks and tradenames at the federal level.
•	Failure of new markets for Cannabis to become legal and available.
•	Contraction of the market for medical Cannabis in California, including the closing of medical Cannabis dispensaries due to government order.
•	Unexpected costs and operating deficits.
•	Lower sales and revenue than forecast.
•	Default on leases or other indebtedness.
•	Loss of suppliers and supply.
•	Price increases for capital, supplies and materials.
•	Decline of market prices for Cannabis products due to excess supply or for other reasons.
•	Inadequate capital and financing and inability to raise capital due to market conditions or for regulatory reasons.
•	Failure to obtain customers, loss of customers and failure to obtain new customers.
•	The risk of litigation and administrative proceedings involving us or our employees.
•	Loss of or inability to obtain government licenses and permits.
•	Adverse publicity and news coverage.
•	Inability to carry out marketing and sales plans.
•	Failure of our recent merger with Pacific Shore Holdings, Inc. to be profitable for our investors.
•	Loss of key executives.
•	Losses from theft that cannot be recovered.
•	Dilution of ownership due to issuance of more securities by the Company.
•	Unavailability of banking, trademark registration, and other services to Med-X because Cannabis is still illegal under federal law.
•	Potential enforcement actions by the Securities and Exchange Commission and other government agencies.
•	Other specific risks that may be alluded to in this Offering Circular or in other reports issued by us or third party publishers.

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Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans described in this Offering Circular will be achieved.

We have a limited operating history and have yet to earn a profit because we have earned little revenue, which makes it difficult to accurately evaluate our business prospects. We were formed in February 2014 to engage in the business of (a) publishing content about the Cannabis industry, primarily online, for industry participants and the general public, (b) supplying agricultural products to other commercial Cannabis growers, and (c) researching and developing the extraction of beneficial Cannabis compounds for medical use, and eventually producing and marketing medicinal supplements made from a variety of high quality Cannabis oils. We have no government permit to legally grow and supply Cannabis in California or any other jurisdiction, and have yet to earn significant revenue. In 2015 and early 2016, a patient group affiliated with us grew small quantities of Cannabis in our state of the art indoor cultivation facility in California for medical research purposes only, including limited compound identification and extraction, under a local law exempting such cultivation for personal medical use. To date, we have launched our Cannabis news website and Nature-Cide marketing program, but have not yet launched the other components of our business plan. In particular, little revenue is expected from our Cannabis compound identification and extraction program until it is clearly legal to conduct that business. Cannabis compound research and development may not resume until 2018 or 2019. We cannot assure at this time that we will be able to execute our planned operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on government policy, the public’s acceptance of our products and our ability to legally sell Cannabis, Cannabis compounds, Nature-Cide® and other branded and non-branded products. We intend to invest heavily in developing and marketing our products, including building and providing content for our websites, researching and developing our planned Cannabis compound identification and extraction process, promoting and marketing our websites, products and services, and analyzing the market for our planned products. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

The Cannabis industry is extremely speculative and its legality is uncertain. The possession, consumption, production and sale of Cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in the States of Colorado, Washington, Oregon, California, Alaska, Massachusetts, Maine, Nevada, and Washington D.C., and for medical purposes in several other states. In California, Proposition 64 was approved in November 2016 legalizing the recreational use, production and sale of Cannabis in the state, subject to comprehensive licensing and tax regulations in the process of being promulgated, which may delay implementation of certain aspects of the new Proposition. While management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis will emerge for the Company. Our business plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we will be profitable in the future. There is no assurance that our Cannabis will be of the quality and type that will be accepted by the public, that our breeding of it will be effective, or that we can effectively identify, extract and sell commercially valuable Cannabis compounds for medical uses. Investors in this Company may lose their investment in it.

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Our business plan is speculative. Our planned businesses are speculative and subject to numerous risks and uncertainties. The research and development of our proposed Cannabis compound identification and extraction method and Cannabis pharmacy automation system may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition, or for other reasons. The demand for news and information regarding Cannabis is uncertain. The further legalization of Cannabis in other state jurisdictions, or at the federal level, is not assured. The future demand for Cannabis for medical or recreational use is uncertain, even if favorable legislation progresses. The burden of government regulation and taxation on Cannabis industry participants, including growers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn significant revenue or a profit.

Our recent merger with Pacific Shore may not be successful and may cause Med-X to incur substantial losses. Although Pacific Shore has been an affiliate of Med-X management since its inception in 2008, there is no assurance that the merger of Med-X and Pacific Shore will be successful or profitable for investors. Pacific Shore may continue to incur operating deficits and may not grow as anticipated. Integration of the two companies may be more costly than expected.

As a company expected to be engaged in agricultural operations, we will be exposed to the risks inherent in farming. Planting, growing, harvesting and selling crops and farming in general, is inherently risky. Adverse weather, natural pests, fungus, agricultural and environmental diseases, falling market prices, excess supply, poor soil, lack of fertilizer and other hazards can destroy crops and inflict severe economic losses on any farm, even with greenhouse facilities. There is no assurance that we will not incur uninsured losses or be subject to hazards beyond our control, or that we will be economically successful or sustainable.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products. As discussed, we plan to develop new proprietary products and services for the Cannabis and other industries, including compound identification and extraction and automated pharmacy systems. The development efforts for these products may fail to result in any commercial technology, products or services, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

Financial projections included with this Offering Circular may prove to be inaccurate. Financial projections concerning our estimated operating results may be included with the Offering Circular. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us.

We may not be able to successfully compete against companies with substantially greater resources. The Cannabis information, supply and pesticide industries are intensely competitive and we expect competition to intensify further in the future. Our website will be subject to competition for advertisers. We will be subject to competition from well-established commercial Cannabis growers and suppliers that have all necessary government permits. We will also be subject to competition from chemical insecticides, as well as other all natural insect repellents utilizing cedar wood oil, which have been on the market longer than Nature-Cide® and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure that Nature-Cide® will compete effectively and experience sales. As a potential supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of commercial goods.

We may be required to collect sales and other taxes. New excise taxes may be imposed on the sale and production of Cannabis by federal and state taxing authorities, suppressing sales. New government tax regulations may require that we as the supplier be responsible to collect those excise taxes, increasing our costs and risks. We do not expect to collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We expect to file quarterly sales tax returns with the State of California. Other states may, however, seek to impose sales tax collection obligations on out-of-state companies such as us which engage in or facilitate online commerce.

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We cannot assure that we will earn a profit or that our products will be accepted by consumers. Our business is speculative and dependent upon acceptance of our custom Cannabis, Nature-Cide® and other potential branded and non-branded products by consumers, the medical and pharmacy industries, and commercial Cannabis growers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute commercial goods. We may not be allowed to advertise any of our Cannabis products or such advertising may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Matthew Mills and Dr. David E. Toomey for the direction, management and daily supervision of our operations.

Our executive officers’ participation in other entities, especially Pacific Shore Holdings, Inc., creates conflicts of interest. The relationship of management to us will create conflicts of interest. Our senior executive officers are also directors and executive officers of Pacific Shore Holdings, Inc., potentially a supplier of Nature-Cide® to us. Making contracts and conducting business with Pacific Shore Holdings, Inc., a subsidiary, creates conflicts of interest in negotiating terms and enforcing covenants, since the agreements are not made at arm’s-length. There is no assurance that such conflicts of interest will not cause us to incur material economic losses or other material adverse effects.

We have only two independent directors. Currently, the members of our board of directors are Matthew Mills, Ronald J. Tchorzewski, Dr. David E. Toomey, Jennifer Mills, Dr. Allan Kurtz and Dr. Morton Hyson. Only two of our directors are considered “independent directors,” as defined under Financial Industry Regulatory Authority, Inc. (“FINRA”) listing standards and Nasdaq Marketplace Rules. Since independent directors are a minority of the whole board, they can be out voted by the other directors voting in concert. Currently we do not have any committees of the board of directors. We plan to form audit and compensation committees in the future, but need to add one or two independent directors with financial acumen before we can form those committees.

There is no minimum capitalization required in this offering. We cannot assure that all or a significant number of shares of common stock will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the shares arbitrarily. The offering price of the shares of common stock has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the shares is the fair market value of the shares or that investors will earn any profit on them.

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us. We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in Med-X. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders’ ownership in us.

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We cannot assure that we will pay dividends. We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

Our principal shareholders own voting control of Med-X. Our current officers, directors, founders and principal shareholders currently own a total of 26,636,890 shares of our common stock and 10,000 shares of our Series A (super voting) Preferred Stock, or approximately 64.3% of the total issued and outstanding voting capital stock of the Company. Our principal shareholders will own approximately 61.83% of the outstanding votes assuming that 22,604,963 shares of common stock are issued pursuant to this offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

We cannot assure that a public trading market for our common stock will ever be established. At present, there is no active trading market for our securities, and we cannot assure that a trading market will develop. Our common stock has no trading symbol. In order to obtain a trading symbol and authorization to have our common stock trade publicly, we must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”), of which there is no assurance, before active trading of our common stock could commence. If our shares of common stock ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original price or at any price.

The temporary suspension order issued to us by the Securities and Exchange Commission (“SEC”) on September 16, 2016 has been vacated, but other regulatory actions are possible. We filed our 2015 Annual Report late. We were temporarily suspended from reliance on Regulation A+ from September 16, 2016 to May 8, 2017, when the suspension order was vacated by an SEC Administrative Law Judge. The time for an appeal of the favorable ruling has expired. Nevertheless, the SEC may still file a separate enforcement action against the Company because of the late filing, even though we promptly filed the report on September 20, 2016, once we realized it was late.

INVESTMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular.

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Med-X, Inc.

Med-X, Inc. (“Med-X”, “we”, “us”, “our”, or the “Company”) is a Nevada corporation formed in February 2014 and is engaged in the business of green scene product development, distribution, and marketing. Its business is expected to expand significantly since the recent closing of its merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), its affiliate, on April 16, 2018. The Company and PSH have developed a series of proprietary natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, Home Spa™ and Maliblu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation and agriculture, as well as the Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Home Spa Shower Sprays are essential oil-based products distributed through various ecommerce platforms. Maliblu Brands are all-natural essential oils, including Hemp and CBD oil products, designed for various ailments and are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is legal to do so, to cultivate high quality custom-bred Cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms. Besides suppling Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply proprietary and non-proprietary products, including Nature-Cide insecticides, pesticides, granular and soil blends to legally operating Cannabis agricultural operators. As these core businesses evolve, and it becomes legal to do so, we will seek to develop and monetize (i) techniques for the recognition and extraction of Cannabis compounds for the medical industry, and (ii) a cost-effective pharmacy automation system for the pharmaceutical and Cannabis industries.

We expect the demand for the Company’s proprietary products to increase significantly. The Company and its subsidiary, Pacific Shore, are currently generating revenue from the Nature-Cide, Thermal-Aid and The MJT Network divisions.

Med-X recently closed an Agreement of Merger and Plan of Reorganization with its affiliate, Pacific Shore Holdings, Inc., pursuant to which PSH has become a substantially wholly owned subsidiary of the Company. The merger will not result in significant dilution to Med-X shareholders upon its closing on April 16, 2018. In order to mitigate dilution to existing Med-X shareholders, the Company’s President, Matthew Mills, and PSH are collectively tendering to Med-X for cancellation approximately 55 million outstanding shares of Med-X common stock on the closing. Upon closing of the merger, the Company is issuing to Mr. Mills 10,000 shares of newly authorized super-voting Series A Preferred Stock of Med-X, having de minimus economic rights (i.e. no conversion right, no dividend rights, and virtually no liquidation preference), but conferring on him 51% voting control of Med-X. See “BUSINESS- Merger with PSH” and BUSINESS – Financial Statements of Pacific Shore,” including Note 15 for pro forma financial statements.

The Company is actively positioning the Nature-Cide and Thermal-Aid brands for major distribution and marketing. Med-X and PSH also plan to address other needs required to support the fast-paced emerging Cannabis industry. These potential innovations include pharmacy automation for both pharmaceuticals and essential oil including Cannabis products. The Company may utilize 100 plus acres in Northern and Southern California owned by Dr. David Toomey, our Chief Executive Officer, for Cannabis cultivation operations. If demand from the medical Cannabis industry grows as expected When and only if the federal government changes its stance and/or reschedules Cannabis from a Schedule 1 to a Schedule 2 or 3 drug, or de-schedules it all together by management, the Company plans to obtain the proper government licenses for indoor and outdoor farm property in California to grow, harvest and sell high quality, custom-bred organic Cannabis for the California medical and Cannabidiol (CBD) compound markets, as well as the legal recreational markets.

In the future Med-X plans to research, develop and license or otherwise monetize Cannabis and hemp compound identification and extraction techniques for the Cannabis/hemp medical industry. Med-X also plans to research, develop and monetize a pharmacy automation system for both patient related pharmaceutical and Cannabis prescription products. Management believes that Med-X, when and only if the federal government changes its stance and/or reschedules Cannabis from a Schedule 1 to a Schedule 2 or 3 drug, or de-schedules it all together, will eventually earn substantial revenue from growing, harvesting and selling high quality, custom-bred organic Cannabis for the California medical and recreational markets, as applicable Cannabis licensing and tax regulations in the state are published and licenses become available, and for any other markets that become legally available to the Company in the future, if any. As part of its growth strategy, Med-X, Inc. may acquire from third parties’ other businesses and products that fit into the Company’s business model to generate more revenue and enhance the value of the Company.

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The Company conducted a private placement of its common stock from September 1, 2014 until January 20, 2016 to Accredited Investors only at $0.50 per share pursuant to which it raised approximately $1,197,425 through the sale of approximately 2,394,850 shares. On August 26, 2015, the Company filed an Offering Statement on Form 1-A with the Securities and Exchange Commission under Regulation A+, Tier 2, to qualify an offering of $15,000,000 (25,000,000 shares) of common stock at $0.60 per share. The Regulation A+ offering was qualified by the Securities and Exchange Commission (“SEC”) on November 3, 2015 and commenced on February 3, 2016. It was terminated on September 16, 2016, when it was temporarily suspended by the SEC due to the late filing by us of our Annual Report on Form 1-K for our 2015 fiscal year. On September 20, 2016 we filed our 2015 Annual Report and on September 23, 2016, we applied to the SEC to have the temporary suspension order vacated. On April 24, 2017, we filed our 2016 Annual Report. On May 8, 2017, a SEC Administrative Law Judge made a ruling favorable to the Company and vacated the suspension order. We resumed our Registration A+ offering on June 30, 2017.

During the initial Regulation A+ offering (“First Reg A Offering”), we raised gross capital of $872,548 for which we issued a total of 1,454,247 shares of common stock. From June 30, 2017 to March 31, 2018, we raised an additional $564,474 of gross capital (the “Second Reg A Offering”), for which we issued 940,790 additional shares of common stock. This Offering Circular is part of a Post-Qualification Amendment filed in May 2018 to resume the First and Second Reg A Offerings and extend them for up to another year. Accordingly, this Offering Circular covers the remaining 22,604,963 unsold shares from the First and Second Reg A Offerings, and seeks to raise the balance of the $15,000,000 (i.e. $13,567,909) not raised in the First and Second Reg A Offerings. A copy of our Regulation A+ Offering Statement is available for inspection at www.sec.gov, along with our 2016 and 2017 Annual Reports on Form 1-K and 2017 Semiannual Report on Form 1-SA. On October 1, 2016, we commenced a private placement of our common stock to Accredited Investors only under Section 4(a)(2) of the Securities Act of 1933, as amended, seeking to raise capital from the sale of up to 2,000,000 shares at $0.60 per share. The private placement terminated on January 27, 2017, pursuant to which the Company sold 555,333 shares raising $333,200 of capital. On February 1, 2017, we commenced another private placement of our common stock to Accredited Investors only under Rule 506(c) of Regulation D of the Securities Act of 1933, as amended, seeking to raise capital from the sale of up to 5,000,000 shares at $0.60 per share. We raised total capital of $428,867 from the sale of 714,778 shares in that offering, which ended on January 31, 2018. On February 1, 2018, we commenced another private placement of our common stock to Accredited Investors only under 506(c) of Regulation D of the Securities Act of 1933, as amended, seeking to raise up to $3,000,000 of capital at $0.60 per share for a total of 5,000,000 shares. As of March 31, 2018, we have raised total capital of $760,000 from that offering.

Our executive offices are located at 8236 Remmet Avenue, Canoga Park, California 91304 and our telephone number is (818) 349-2870. The Company is located adjacent to the executive offices of Pacific Shore Holdings, Inc. and shares warehouse space with it. Our website address is www.MEDX-RX.com and our e-mail address is info@medx-rx.com.

Investment Analysis

Management believes that we have strong economic prospects by virtue of the following dynamics of the industry and us:

1.	Management believes that the trends for growth in the Cannabis industry are favorable as regulatory restraints on production, distribution and consumption are expected to continue to ease.

2.	The demand for medical applications of Cannabis and beneficial compounds derived from Cannabis is expected to soar, creating an opportunity for the Company to research, develop, produce and sell proprietary medicinal supplements and medicines incorporating Cannabidiol (CBD) compounds.

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3.	Management believes that early entry into the agricultural and supply segments of the Cannabis industry at this time can be profitable currently, and will position the Company for more profitable operations when anticipated legal and regulatory changes create new market opportunities.

4.	As indicated in California, Colorado, Washington, Oregon, Alaska, Massachusetts, Maine, Nevada, and Washington, D.C. where Cannabis was recently legalized for recreational and medical use, management believes that the demand for Cannabis currently exceeds and will continue to exceed the supply in the foreseeable future, creating the potential for robust profit margins for regulated growers and suppliers, especially for those that establish themselves in the industry now in its early stages.

5.	As indicated by the growing traffic on our Marijuana Times website, management believes that the need for more industry information for consumers and businesses will continue to generate viewership and advertisers on our digital magazine who wish to position themselves accordingly.

There is no assurance that we will be profitable, or that the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors before investing in the shares. Commerce in the Cannabis industry is extremely competitive, inherently speculative and highly regulated where permitted, and remains illegal in most jurisdictions. See “RISK FACTORS.”

The Offering as of April 20, 2018

Common Stock offered by us	22,604,963 shares

Common Stock outstanding (1)	97,947,905 shares

Series A Preferred Stock outstanding (2)	10,000 shares

Preferred and Common Stock to be outstanding after the offering (3)	120,562,868 shares

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(1)	Includes 13,363,890 shares of common stock owned by Matthew Mills, our Chairman, President and Chief Operating Officer, reflecting the redemption and cancellation of 47,363,110 of his shares effective April 16, 2018, the date of the closing of our merger with Pacific Shore, and a total of 8,000,000 shares owned by the other directors, officers and key consultants of the Company. Includes 1,189,450 shares of common stock sold to outside investors by Med-X from September 1, 2014 to June 30, 2015 in a private placement at $0.50 per share, and an additional 1,205,400 shares of common stock sold to outside investors by Med-X from July 1, 2015 to January 20, 2016 in a private placement at $0.50 per share. Includes 1,454,247 shares of our common stock sold in the First Reg A Offering at $0.60 per share under Regulation A+ (Tier 2) from February 3, 2016 until September 16, 2016. Includes 940,790 shares of common stock sold in the Second Reg A Offering at $0.60 per share from June 30, 2017 until March 30, 2018 under Regulation A+ (Tier 2), which is scheduled to continue until May 29, 2018, subject to one more optional extension until June 29, 2018. Includes 555,333 shares of our common stock sold in a private placement at $0.60 per share from October 1, 2016 until December 31, 2016. Includes 714,778 shares of our common stock sold in a private placement at $0.60 per share from February 1, 2017 until January 31, 2018. Includes 1,353,333 shares of our common stock sold in a private placement at $0.60 per share from February 1, 2018 to April 20, 2018 (that offering is continuing, seeking to raise up to $3,000,000 until January 30, 2019). Does not reflect the outstanding stock options and warrants granted or issued by the Company to date.

(2)	These shares are owned by our President and Chairman of the Board, Matthew Mills, and entitle him to 51% voting power for all matters that are submitted to the shareholders for a vote or written consent.

(3)	The total number of shares of our common stock outstanding assumes that the maximum number of shares of our common stock is sold in this offering.

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USE OF PROCEEDS

The maximum gross proceeds from the sale of the shares of our common stock are $13,567,909, not including $872,548 already raised in the First Reg A Offering and $564,474 raised in the Second Reg A Offerings through March 31, 2018. The estimated net proceeds from the total offering (including the First and Second Reg A Offerings) are expected to be approximately $12,000,000, after the payment of offering costs including printing, mailing, legal and accounting costs, filing fees, potential selling commissions and expense reimbursements that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management. The net proceeds from the placement of the shares will be used to provide capital for us to publish our online content regarding the Cannabis industry, market our products to business and consumers, including those owned by PSH, our subsidiary with whom we recently merged, research, develop and market beneficial Cannabis based compounds for medicinal applications derived from state of the art Cannabis compound identification and extraction techniques, develop our planned Cannabis pharmacy automation system, lease and acquire farm property, establish Cannabis growing operations, comply with all federal and state legal and regulatory requirements, and for general working capital purposes. A portion of the proceeds may also be used to acquire other companies and products related to the Company’s business model.

Net proceeds of approximately $758,352 from the First Reg A Offering in 2016 and approximately $158,160 from the Second Reg A Offering in 2017 that are included in total estimated net proceeds of $12,000,000 were used in 2016 and 2017 primarily for our digital online publication, marketing and promotion, legal costs and general working capital. Med-X, Inc. is planning on utilizing the balance of the net proceeds in the following manner in Fiscal 2018 and Fiscal 2019 (i.e., calendar years 2018 and 2019), in the following order of priority:

(1)	Continue positioning Nature-Cide as a leading all-natural alternative to traditional methods of pest management in the pest control, janitorial, sanitation, hospitality, transportation and agricultural industries. We will strive to achieve commercial customer awareness by sponsoring and attending distribution and educational workshops, market through trade publications, and execute public relations strategies to continue our worldwide positioning. We plan to continue ramping up our social media presence worldwide while attending tradeshows in the pest control, janitorial, sanitation, hospitality, transportation and agricultural industries.

(2)	Continuing to position Thermal-Aid as an all-natural alternative to traditional pain management methods to all ages of consumers that may suffer from various ailments including but not limited to arthritis, joint and back pain, and headaches including migraine. We will continue to ramp up awareness by consumers, pharmacy retailers, and government and insurance-based providers that cover the cost of Thermal-Aid products for the consumer patient. This will include trade publication advertising in rehabilitation and related publications that medical professionals utilize for reference on the newest technology and methods for patient treatment. We plan to attend distribution and pharmacy tradeshows and educational programs.

(3)	Acquisition, creation and publication of content for our online digital publication known as www.marijuanatimes.org which launched in the second quarter of 2015. We continue to consider hiring more staff writers to assure a continual flow of information relating to the Cannabis industry with the initial focus being on the medical sector. We will also cover up to date developments on the legalization of Cannabis for medical and recreational use in states where it is not currently legal. Other areas may include the current Bill in Congress to bring Cannabis from a Schedule 1 drug to a Schedule 2 drug along with the issues surrounding banking concerns for Cannabis companies. We will also be hiring a sales team to sell advertising space as well as sponsored stories in our digital magazine. As we expand our digital media presence we may also be searching for potential acquisition targets in the digital media and advertising industry. Our anticipated capital requirements for this business segment will be approximately $900,000 in 2017 and $600,000 in 2018 for our digital media activity. In addition, we anticipate earmarking proceeds of approximately $2.5 million during 2018 and 2019 for merger and acquisition activity in this segment. The budget for this business segment conservatively assumes that little revenue is earned from it in 2018. The budget requirements for digital media will likely be reduced to the extent that cash flow is generated by it, but not necessarily proportionately. We may decide to aggressively invest in our online magazine regardless of the amount of organic cash flow produced by it. Furthermore, to the extent that insufficient capital is raised in this offering, the budget for our digital media business may or may not be reduced, depending on its performance, the opportunity for growth and the potential return on investment from it. As a possible immediate source of revenue in an industry where certain other sources, such as sales of Cannabis in interstate commerce, are delayed pending the resolution of legal issues, excess offering proceeds may be added to the digital media budget, where expanded operations can essentially be fully launched.

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(4)	Marketing and promotion of our products. PSH, our subsidiary, currently manufactures and sells, under an exclusive worldwide royalty-free license in perpetuity from our President, a 100% natural toxic-free product under the brand Nature-Cide®. The Nature-Cide product is registered in all states that require State EPA registration. The Nature-Cide product has been added as one of several insecticide/pesticides approved by the States of Colorado, Oregon, and Washington Departments of Agriculture for use by the Cannabis industry. In addition, we have recently filed for a patent on our insecticidal soil for the cultivation of Cannabis as well as any other crops. The proceeds of our offering allocated to our ancillary products business will also be used to attend trade shows, develop promotional material, and to fund promotions such as “Buy One Get One Free”. We anticipate our expenditures for this segment to be $900,000 in 2018 and $600,000 in 2019. This marketing budget is scalable and may be adjusted (a) downward (likely proportionately), to the extent less than the maximum capital is raised in this offering, (b) downward to the extent the potential rate of return on investment from this business is less attractive than that available in other segments of our business, and (c) upward to the extent that we add new products, or the potential rate of return on investment in this products business is more attractive than once thought or as compared to other segments of our overall business.

(5)	Research, development and marketing of medicinal compounds through Cannabis compound identification and extraction methods. We anticipate continually developing new strains of Cannabis with higher CBD levels. In order to continue our research, we anticipate purchasing extraction machines, analyzers and related equipment. The estimated cost of this equipment is $500,000. In addition, we anticipate the need for utilizing independent third-party laboratories to validate our research results and claims, for which we have budgeted approximately $500,000. Currently, we have significantly reduced these Cannabis research and development activities pending raising sufficient capital to fund them, and further legalization to permit interstate commerce in Cannabis. Nevertheless. this research and development, once resumed, are expected to lead to the creation of numerous new products by the Company, particularly medicinal supplements synthesized from Cannabis oil. It may be 2019 before we actively resume the creation of our planned Cannabis supplement line.

(6)	We will commence development of our planned Cannabis pharmacy automation system in 2019. Our plan is to engage with a professional, experienced robotics fabrication firm. We will engage with them to design a state-of-the-art Med-X proprietary dispensing machine. We anticipate that this will cost approximately $1.5 million to bring to market before any revenue is earned from it. We then anticipate licensing or selling it to pharmacies and dispensaries. To the extent we have insufficient capital from this offering to fund this project, we would either (a) delay it until we have sufficient cash flow from other sources to fund it, or alternative financing becomes available, or (b) seek a third party joint venture partner for the project, in which case we would incur greater dilution in our ownership of the project.

(7)	Acquisition of indoor and outdoor farm property and establishment of a legal farming operation for the cultivation of high quality custom-bred Cannabis for research purposes, for patient medicinal use and for recreational use if and when recreational use becomes legalized. The success of this aspect of our business plan is dependent on several factors including, but not limited to (a) Cannabis going from a Schedule 1 drug to a Schedule 2 drug, thereby becoming more tolerated and legal at the federal level, (b) legalization of Cannabis for recreational use in California, which passed in a referendum in California in November 2016, but is subject to licensing and taxation regulations recently adopted, and (c) whether we decide to look for property or business in other states where Cannabis is already legal for medicinal and recreational use. We anticipate that in order to acquire the land, build the facility or acquire an existing operation we would utilize $1.5 million of the net proceeds raised.

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(8)	General and administrative costs, including management compensation. As Med-X grows we will at some point need our own administrative office facility including all support components such as more employees and equipment. We anticipate that in the first half of 2018 our management team (our CEO, President and CFO) will begin taking moderate salaries, and we will hire personnel such as administrative assistants and clerical staff. The salary component including benefits, along with general and administrative costs, is anticipated to be approximately $1.5 million in 2018. To the extent less offering proceeds than expected are available, this category will be reduced and allocated less funds.

(9)	Legal compliance costs. This category includes attorneys, accountants, annual filing fees, and exchange related fees. They are anticipated to be approximately $250,000 in 2018, and $275,000 in 2019.

(10)	General working capital. Our working capital requirements will vary depending on the rate of growth that Med-X experiences. We anticipate that our allocation of net proceeds for general working capital to be approximately $1,375,000 throughout 2018 and 2019, subject to the availability of funds.

These are our best estimates of our financial requirements and plans for fiscal years 2018 and 2019. We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. We cannot assure that the capital budget will be sufficient to satisfy our operational needs, or that we will have sufficient capital to fund our business. See “BUSINESS” and “RISK FACTORS.”

BUSINESS

Plan of Operation

Med-X, Inc. (“Med-X”, “we”, “us”, “our”, or the “Company”) is a Nevada corporation formed in February 2014, engaged in the business of green scene product development, distribution, and marketing. Its business is expected to expand significantly since the recent closing of its merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), its affiliate, on April 16, 2018. The Company and PSH have developed a series of proprietary natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, Home Spa™ and Maliblu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation and agriculture, as well as the Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Home Spa Shower Sprays are essential oil-based products distributed through various ecommerce platforms. Maliblu Brands are all-natural essential oils, including Hemp and CBD oil products, designed for various ailments and are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is legal to do so, to cultivate high quality custom-bred Cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms. Besides suppling Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply proprietary and non-proprietary products, including Nature-Cide insecticides, pesticides, granular and soil blends to legally operating Cannabis agricultural operators. As these core businesses evolve, and it becomes legal to do so, we will seek to develop and monetize (i) techniques for the recognition and extraction of Cannabis compounds for the medical industry, and (ii) a cost-effective pharmacy automation system for the pharmaceutical and Cannabis industries.

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We expect the demand for the Company’s proprietary products to increase significantly. The Company and Pacific Shore, its subsidiary, are currently generating revenue from the Nature-Cide, Thermal-Aid and The MJT Network divisions.

Med-X recently closed an Agreement of Merger and Plan of Reorganization with its affiliate, Pacific Shore Holdings, Inc., pursuant to which PSH has become a substantially wholly owned subsidiary of the Company. The merger will not result in significant dilution to Med-X shareholders upon its closing on April 16, 2018. In order to mitigate dilution to existing Med-X shareholders, the Company’s President, Matthew Mills, and PSH are collectively tendering to Med-X for cancellation approximately 55 million outstanding shares of Med-X common stock on the closing. Upon closing of the merger, the Company is issuing to Mr. Mills 10,000 shares of newly authorized super-voting Series A Preferred Stock of Med-X, having de minimus economic rights (i.e. no conversion right, no dividend rights, and virtually no liquidation preference), but conferring on him 51% voting control of Med-X. See “BUSINESS- Merger with PSH” and “BUSINESS – Financial Statements of Pacific Shore,” including Note 15 for pro forma financial statements.

The primary sources of revenue for Med-X and PSH moving forward are expected to be the proceeds from continued sales of Nature-Cide and Thermal-Aid through the Company’s national distribution channels. The Company is also expected to generate revenue from advertising and the online sale of products on the Company’s media platform, www.marijuanatimes.org. The Company has launched various online sales venues for this purpose, such as http://nature-cide.com, http://thermalaidproducts.com, http://homespashowerspray.com, and www.naturecidecannabis.com. The Company plans to aggressively market its Nature-Cide and Thermal-Aid brands while positioning its media venue www.marijuanatimes.org to attract sponsorship and advertisers. During this cycle, the Company plans to ramp up its Maliblu Brands, Home Spa products and its ready to use consumer version of the Nature-Cide products scheduled to hit retail shelves in 2019.

Nature-Cide®

Comprised of various essential oils such as cedar oil, cinnamon oil, clove oil, cottonseed oil and other natural ingredients, Nature-Cide® is a pleasantly aromatic, chemical free insecticide/pesticide/miticide/nematicide and repellent that kills or deters a variety of different pests, including spider mites, white flies, caterpillars and other pests associated with agriculture. Nature-Cide® products are also proven in commercial and residential environments, and kill or deter a wide variety of household insects including bed bugs, flies, fleas, ants, roaches, and mosquitoes, which sometimes can carry a deadly disease.

Nature-Cide® contains no poisonous chemicals most commonly found in many other insecticides and insect repellents. In addition to cedar oil, cinnamon oil, and cottonseed oil, Nature-Cide® may also contain citronella oil, clove oil, garlic oil, mint oil, peppermint oil, geranium oil, lemon grass oil, and rosemary oil, all of which are recognized by the EPA as FIFRA 25b MINIMUM RISK PESTICIDE compounds. Cedar oil is a natural repellent found to be effective in the states with swamps for eradicating mosquitoes without harming the ecosystem. By the same token, cinnamon oil is known in Guam for warding off snakes from train cars and shipping containers. One of our Nature-Cide® formulas is an insecticide that kills various insects on contact, including but not limited to ants, fleas, mites, slugs, snails, silverfish, mosquitoes, cockroaches and a variety of other insects. The Nature-Cide® Pest Management X2 formula also act as an effective repellent for other insects, reptiles and rodents.

Nature-Cide® is classified as a MINIMUM RISK PESTICIDE under FIFRA (25b) and is exempt from federal registration by the Environmental Protection Agency (“EPA”). Unlike other repellents and insecticide products which contain toxic chemicals, Nature-Cide® is safe for use in all environments. Pacific Shore has developed several formulations of Nature-Cide® for use indoors, outdoors, on humans, and on pets. As of July 31, 2014, the Nature-Cide® All-Purpose and Pest Management X2 insecticide formulations have been registered in most states that require EPA registration. In addition, the Colorado, Oregon and Washington Departments of Agriculture have approved the Nature-Cide All-Purpose product for use on Cannabis crops grown in those states.

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Nature-Cide® products have been field tested for over seven years on ranch homes in the Santa Monica Mountains, from Bel Air to Malibu as well as being third party tested in laboratory settings. Nature-Cide’s research and development and field testing has evolved into a Pest Management Service, a division of Pacific Shore, and is now recognized and licensed in the State of California as a state applicator with a Qualified Applicators License # 133658 for agricultural, commercial and residential settings. This being said, the Nature-Cide products and services division has begun supplying and servicing small Cannabis cultivators in Southern California.

Nature-Cide products are currently offered nationally to commercial pest control, janitorial, hospitality, transportation, and agricultural professionals nationally through various commercial distributors such as Target Specialty Products, Univar and American Hotel Registry. Collectively the pest management market encompasses a wide variety of sectors that cover a substantial revenue stream worldwide. The demand for all-natural products like Nature-Cide are becoming continuous as regulatory bodies continue to ban traditional poisonous pest control applications around the world. Currently Nature-Cide products are being utilized by a gamut of professional applicators using the products in such places as school districts, hospitals, hotels/motels, zoos, food plants, livestock farms, greenhouses, passenger rail cars, passenger and cargo aircraft and agricultural settings including Cannabis cultivation. Recently Pacific Shore entered into a 5-year contract with Target Specialty Products to be the “Master Distributor” of Nature-Cide products within the United States. The contract positions Nature-Cide nationally, while utilizing all of Target’s internal marketing tools, including full access to Target’s customer base, educational venues and marketing applications within the Target Specialty Products system. The contract is also positioning Target’s management team as a conduit for introducing us to other national pest control and turf distribution companies such as Univar, Forshaw and Rollins, for a 3% fee on all sales in the United States through these distributors. In 2017 Target Specialty Products’ parent company, “Rentokil Initial”, began testing Nature-Cide in Hong Kong, Macau, China and Mumbai, India. Results from testing warranted an immediate focus of registration in Hong Kong, Macau and Mumbai, where product orders have been received and usage has begun in these regions. Rentokil Initial operates in multiple countries such as New Zealand, Australia, Singapore, Malaysia and the United Kingdom, where we are now focused on testing protocols for Nature-Cide products. In early 2018, Univar, who is revered as one of the largest distributors in the United States, has now begun ordering the full Nature-Cide line within the United States.

Nature-Cide® License and Patent Application

Pacific Shore has an exclusive royalty-free worldwide master license in perpetuity from Matthew Mills, one of the founders of the Company and Pacific Shore, to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by Pacific Shore or its insolvency. Upon the closing of the merger of Med-X and Pacific Shore on April 16, 2018, a Nature-Cide® sublicense agreement between Pacific Shore, as sublicensor, and Med-X, as sublicensee, was merged and terminated. Accordingly, Pacific Shore can sell Nature-Cide directly to all potential customers for the product throughout the world.

In June 2015, Med-X filed a patent application with the United States Office of Patents and Trademarks for its proprietary process of infusing Nature-Cide and other beneficial substances into growing soil for the agricultural and Cannabis industries. Matthew Mills, our President, is named as the inventor. If this patent is granted, it will be owned exclusively by Med-X. In the meantime, Med-X plans to market and sell its Nature-Cide insecticidal soil to Cannabis and other agricultural cultivators.

The MJT Network

The Company’s online media platform, www.marijuanatimes.org, has been displaying Cannabis industry news and information since its launch in July 2015. The content is designed to cover a wide variety of topics relating to the industry on an ongoing basis, including news and current events, as well as the business, financial, legislative, legal, cultural, medical, scientific and technological aspects of the industry on a national and international level. Stories, columns, advice and analysis may come from a combination of regular consultants, contributors, freelance and staff writers, Company personnel and public news sources. The Company plans to eventually add online ecommerce to its website, offering industry products for sale from third party suppliers and from its own product line, subject in all cases to compliance with applicable federal and state law. The network includes smart phone and tablet applications, and its original content is positioned across several digital platforms including web, Native IOS, Vimeo Video, Apple Podcast Audio and now Apple News. The Company’s media division, the MJT Network, could be profitable if and to the extent that the revenue from advertisers, sponsors and product sales exceeds the cost of the content (expected to be writers’ and content licensing fees) and products offered for sale. We do not anticipate stocking an inventory of third party products for sale, rather, we expect to fill orders on a real time basis directly from third party fulfillment sources.

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Compound Identification and Extraction

There are various types of Cannabis strains that produce beneficial medicinal effects, including pain and nausea control, appetite stimulation, reduced muscle spasm, improved sleep, and other indications. Individual strains will have differing cannabinoid and terpene content, producing noticeably different effects. For instance, strains with more CBD tend to produce better pain and spasticity relief. Effects will also vary for an individual based on the setting in which it is used and the person's physiological state when using it. There are more than 400 different compounds in Cannabis, and continuous testing and recognition of these compounds is in high demand. If and when it is federally legal, the Company is planning to conduct laboratory studies to identify the expected potential of each compound as well as acquiring the machinery needed to properly extract those compounds to treat patients suffering from pain and nausea, to stimulate appetite when needed, and to address stress and sleep management. There may be other neurological pathologies that can be treated with these compounds and the benefits may or may not be limited to controlling the symptoms of those diseases. Considerably more research of Cannabis compounds is needed to assess the commercial potential of them for medical applications. The Company will not market or sell any of these compounds, or supplements or medicines made from these compounds, until it is clearly legal to do so under federal, state and applicable local law. Consequently, such products, even if successfully developed by the Company, are not expected to generate revenue in the short term.

The Company’s planned compound identification and extraction research and development operations, and testing of the Nature-Cide products, are expected to be conducted primarily in outside laboratories contracted by us in the future to validate our research results and claims. Related cultivation and genetic research was conducted in 2015 and early 2016 on the Company’s leased property in an existing 600 square foot indoor cultivation center in Los Angeles County, California, where patients with whom we shared data cultivated controlled quantities of high quality Cannabis and harvested and stored them for research and medical use to the extent permitted by California law. The fundamental premises of the operation were (i) to test the Nature-Cide pesticide and insecticide products, and (ii) to produce Cannabis oil from the plant, eventually extract a variety of medicinal compounds from the oil, especially the non-THC Cannabidiol (CBD) compounds found in Cannabis, test the efficacy of the supplement prototypes, and eventually produce, market and sell natural supplements containing these compounds. The Company may purchase and utilize additional special equipment designed to facilitate the compound identification and extraction process. Preliminary research in the industry indicates that CBD-based compounds from Cannabis may be effective in treating the symptoms of certain neurological pathologies, but there is much additional research needed to reliably commercialize CBDs for medical purposes. There is no assurance that the Company will be successful in making or selling any medicinal supplements from the CBD or THC compounds identified and extracted by it.

Automated Pharmacy System for Pharmaceuticals and Cannabis

The benefits of automated pharmacy systems are substantial and the widespread need to adopt this technology is long overdue. Until now, the reality has been that only large-volume pharmacies and hospitals could justify an investment in automating their pharmacy systems. Automated pharmacy systems provide pharmacies the ability to automate the pill dispensing process while implementing what is expected to be a highly profitable medicinal Cannabis distribution process, with less personnel utilizing robotic prescription dispensing systems that are affordable. The Company is conducting a plan to work with robotic system manufacturers to streamline the process once state and federal regulatory bodies allow mainstream pharmacies to regulate the Cannabis industry.

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Merger with Pacific Shore Holdings, Inc.

Terms of the Merger. On December 15, 2017, Med-X, Inc. entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Pacific Shore Holdings, Inc., a Delaware corporation (“Pacific Shore”), and Med-X Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Med-X (“Merger Sub”), by which Med-X has agreed to acquire Pacific Shore (the “Merger”). At the closing of the Merger on April 16, 2018, Pacific Shore will become substantially a wholly owned subsidiary of Med-X. The Merger Agreement has been approved by the Board of Directors of both Med-X and Pacific Shore. A copy of the Merger Agreement is attached as Exhibit 7.1 to the Report on Form 1-U, filed by Med-X with the Securities and Exchange Commission, dated December 15, 2017, reviewable at www.sec.gov.

Subject to the terms and conditions of the Merger Agreement, the shares of common stock, par value $0.001 per share, of Pacific Shore (the “Pacific Shore Common Stock”), owned by the stockholders of Pacific Shore (other than shares of Pacific Shore Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the DGCL and not withdrawn or otherwise forfeited), will, by virtue of the Merger and without any action on the part of the Stockholders, be converted into the right to receive the number of shares of common stock, par value $0.001 per share, of Med-X (the “Med-X Common Stock”) equal to one share of Med-X Common Stock for every two shares of Pacific Shore Common Stock, rounded to the nearest whole number. No fractional shares of Med-X common stock will be issued as a result of the share exchange.

Med-X Common Stock to be issued among the holders of Pacific Shore Common Stock in the Merger will not be issued to more than 35 holders of Pacific Shore Common Stock who are not “Accredited Investors” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended, based on Consent Agreements (as defined in Article IV of the Merger Agreement), Stockholder Questionnaires attached thereto as Exhibit 1, and the historical records of Pacific Shore. Med-X will accept non-Accredited Investors up to 35 in the order of the size of their shareholdings in Pacific Shore. Non-Accredited Investors in excess of 35 who are holders of Pacific Shore Common Stock will have appraisal rights in accordance with the DGCL.

Each share of Pacific Shore Common Stock and Pacific Shore Series A Preferred Stock (collectively, the “Pacific Shore Stock”) held in the treasury of Pacific Shore immediately prior to the Effective Time will be cancelled in the Merger and cease to exist, and each share of outstanding Series A Preferred Stock of Pacific Shore outstanding immediately prior to the Effective Time will be cancelled in the Merger and cease to exist.

At the Closing, as defined in the Merger Agreement, Med-X issued to Matthew Mills, founder of Med-X, 10,000 shares of newly authorized Series A Preferred Stock conferring on Mr. Mills no less than 51% voting control of the total issued and outstanding voting stock of Med-X for all matters submitted to a vote of the Med-X shareholders. The newly authorized Series A Preferred Stock of Med-X has the rights, preferences and privileges expressed in the Certificate of Designation of Med-X for the Series A Preferred Stock, a copy of which is attached as Exhibit E to the Merger Agreement and as Exhibit 3.1 of the Company’s Report on Form 1-U filed by Med-X with the Securities and Exchange Commission, dated December 15, 2017, which can be viewed on the Securities and Exchange Commission’s website at www.sec.gov (the “Form 1-U Report”).

At the Closing, Matthew Mills tendered approximately 47,363,110 shares of common stock of Med-X owned by him, and Pacific Shore tendered all 9,450,000 shares of Med-X owned by it, to Med-X for retirement and cancellation.

A copy of the Merger Agreement is attached as Exhibit 7.1 to the December 15, 2017 Form 1-U Report, and incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Business of Pacific Shore. Pacific Shore Holdings, Inc. (“Pacific Shore” or “we” or “our” in this section of the Offering Circular) is a Delaware corporation which, through its substantially wholly owned subsidiary, Pacific Shore Holdings, Inc., a California corporation formed in January 2008 (hereinafter, “PSH-CA”), is engaged in the business of product development, distribution, and marketing. On September 30, 2010, Pacific Shore, which prior to September 30, 2010 was an inactive public shell company without material assets or liabilities, consummated the acquisition of PSH-CA, a privately-held company, through a share exchange (the “Business Combination”). The closing of the Business Combination resulted in PSH-CA’s security holders becoming the controlling security holders of Pacific Shore, and PSH-CA becoming a substantially wholly owned subsidiary of Pacific Shore. We have a trading symbol, PSHR, for which we may re-apply with FINRA, through a registered broker-dealer firm, to have it re-activated for trading. Our principal shareholder, Chairman and Chief Executive Officer, Matthew Mills, is the President, a director, and a principal shareholder of Med-X.

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We manufacture and distribute two 100% natural essential oil products owned by us, Nature-Cide® (“Nature-Cide”) and Home Spa Shower Spray (“Home Spa Shower Spray”). Our Nature-Cide products have been tested in various regions across the United States with positive results by multiple pest control companies, hotel and motel operators, agricultural personnel for various pests, and fire department personnel for snake control. Extensive testing by us and an independent third-party laboratory also indicates that our Nature-Cide products kill or deter a wide variety of pests, including but not limited to bed bugs, ants, fleas, ticks, cockroaches, crickets, and stink bugs, while repelling and or deterring various birds, rodents, and reptiles.

After years of research and development, in February 2014, we became a certified and licensed pest control applicator in California for agricultural commercial pest control. In July 2015, we received our pest control business main license and officially launched as a California licensed pest control company in Los Angeles, California. In 2016, we became licensed to maintain landscaping in residential and commercial settings and we obtained our applicator license, which allows us to provide pest control services for both the exterior and interior of structures. Our pest management service is growing and is servicing numerous ranch style and upscale homes and properties in Los Angeles and Ventura Counties. Management’s intention is to franchise our Nature-Cide service division as the Nature-Cide brand matures in the pest control, janitorial, transportation, and hospitality arenas.

In early 2014, we began registering our Nature-Cide products with multiple state Environmental Protection Agency (“EPA”) offices around the country. Our Ready to Use Nature-Cide All-Purpose Insecticide, Flea & Tick Insecticide, and Nature-Cide All-Purpose Commercial Concentrate in one and five-gallon containers for indoor and outdoor professional use were our first products to be registered with state EPA offices in 39 states. In 2016, we registered our Nature-Cide Ready to Use Outdoor insecticide as well as our Pest Management X2 Commercial Concentrate in one, two and a half, five, and 55 gallons for outdoor professional use.

In March 2015, we entered into an agreement with American Hotel Registry, one of the largest and most established organizations in the hospitality industry, to market and distribute our products and, in November 2015, we were approached by Residex Distribution (“Residex”) to represent our Nature-Cide product line and distribute it to pest control companies in North America. Residex is recognized as a leading pest control distribution company in North America. In approximately six months, Nature-Cide and Residex personnel were able to position Nature-Cide as a recognizable product line in the pest control industry in multiple states, as well as position the brand in social media (i.e. Facebook, Twitter, and LinkedIn) as the newest highly regarded green product in pest control. Residex’s corporate headquarters are in Michigan. Residex has more than 30 distribution centers nationally. In July 2016, Rentokil merged its subsidiary, Target Specialty Products, headquartered in Santa Fe Springs, California and having more than 20 distribution centers nationally, with Residex. After the merger, Residex, now known as Target Specialty Products (“Target”), asked us to give a presentation at “Pest World 2016” in October 2016 in Seattle, Washington. After the presentation, Target decided to represent the Nature-Cide product line.

In January 2017, the Nature-Cide team was invited to Target Specialty Products’ annual sales meeting which was held in Fort Worth, Texas. During this meeting, Target announced that it will be representing our Nature-Cide product line to its entire 10,000+ customer base. Going forward, Nature-Cide will be showcased as one of two products that will be able to be featured in product presentations by Target in multiple national events, including educational and new technology conferences for the pest control industry. The Company and Target are currently working together closely to distribute samples and information to Target’s customer base, send sample offer hard mailers, and do social media marketing to pest control operators and companies nationally.

Because of the positive reception of our Nature-Cide products by Target’s upper management and by multiple customers around the United States, our Nature-Cide product development team decided to conduct a survey of our customers and determined that there is a large demand for unique products that are not currently available for pest control professionals. Recently, Nature-Cide announced a new compressed air 16-ounce all-purpose prototype at Target’s sales conference in Fort Worth, Texas. Due the overwhelming response at the sales conference, we put the compressed air 16-ounce all-purpose product into production and Target has begun to set up the new product in its systems nationally. Additionally, we have begun to develop additional products, including several compressed air products for Nature-Cide insect repellent, flea and tick, and outdoor insecticide.

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In the near future, due to the growing popularity of our products, management is contemplating the release of ready to use products to consumers via retailers once the products are deployed to pest control, hospitality, janitorial and transportation industries. We also released another new Nature-Cide professional use product, the all-natural Nature-Cide Insecticidal Dust product. This product has been laboratory tested, proving a 11-week residual, to kill bed bugs, cockroaches, fleas, ticks, and ants. In 2018, the Company plans to release a granular product for Turf and a Nature-Cide Tank Adjuvant, which is expected to enhance the residual effect of the product applications.

Our Home Spa Shower Spray is a 100% natural essential oil aromatherapy spray that gives any shower or bath a spa-like scent. The Home Spa Shower Spray is available in four different aromas: eucalyptus, tangerine, grapefruit, and lavender. The Company is currently in discussions with several entities to distribute this line into hotel spas and health clubs on a national basis. The Home Spa Shower Spray is currently available for purchase on the internet. The Company is planning development of other products that fit within the Home Spa brand, such as developing a high end Thermal-Aid pack that will be branded with the Home Spa brand.

In addition to developing our own products, we also currently own an exclusive worldwide royalty-free license to sell a patented 100% natural therapeutic heating/cooling treatment pack called Thermal-Aid® (“Thermal-Aid”). Thermal-Aid is a clinically proven microwaveable heat treatment pack that doubles as a cold therapy source to assist with reducing swelling and relieving pain. In a four-month, 96 patient clinical trial, the Thermal-Aid arthritis packs proved to reduce arthritis medications by 20% and it was perceived to have a 35% reduction in pain. During 2014, the entire Thermal-Aid product line, which includes 23 different configurations, became eligible for Flexible Spending Accounts for consumers nationally as well as being eligible for Worker Compensation reimbursement for patients nationally. Our full line of Thermal-Aid products is currently available through the Cardinal Health Distribution network, which includes FSAStore.com, AssuraMed, and Independence Medical. The entire Thermal-Aid line is also being carried by WBC Healthcare Distribution venues, which include Meyer Chiropractic Distribution, Meyer Physical Therapy, Meyer DC, Milliken Medical and Elivate Fitness. The Cardinal Health distribution network, of which AssuraMed and Independence Medical are a part, now also offers all Thermal-Aid products. Our Thermal-Aid Zoo Animals are also available at all California Kroger owned Ralphs Grocery Pharmacy locations as well as Colorado Kroger owned King Soopers locations, Utah Kroger owned City Market locations, and Kroger locations in Georgia, which encompass approximately 376 locations. We continue negotiating with Kroger to place our Thermal-Aid products in all Kroger chains nationally. We are currently in discussions to place the Thermal-Aid line in Kroger’s central market located in Texas. Cardinal Health carries inventory of Thermal-Aid products in 22 Distribution Centers throughout the United States. This is in addition to various “As Seen on TV” stores, Brookstone, HEB Stores, and other retail locations. Thermal-Aid has been seen on the Home Shopping Network and on NBC’s ShopHQ. In addition, we continue to run a Thermal-Aid Zoo infomercial in a national television campaign in the “As Seen on TV” category. The Kroger chain continues to invite the Thermal-Aid showcasing team to present the Thermal-Aid line to pharmacists that operate its pharmacy divisions.

Our chairman and founder Matthew Mills, is currently in the process of completing the assignment of two trademarks which he recently acquired for “Thermal-Aid” and “Nature’s Therapeutic Source.” He also owns three patents related to Thermal-Aid. The first is a patent for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler. The second is for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler that may have the general appearance of a child’s toy or other configuration. The third is for an ornamental design for a bear thermal device. Our chairman and founder Matthew Mills, has granted us an exclusive worldwide royalty-free license in perpetuity to utilize these trademarks and patents to market, distribute, and sell Thermal-Aid, for which he was issued 4,605,337 shares of PSH-CA’s common stock which he subsequently exchanged for shares of our common stock.

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On June 22, 2012, we entered into an exclusive license agreement with Dr. Morton I. Hyson, M.D., P.C., d.b.a. Hyson Medical Products, pursuant to which we were granted an exclusive license to utilize three patents currently owned by Dr. Hyson: (1) Device and Method for Treatment of Headache – 5,700,238 (December 23, 1997), (2) Medicated Wrap – 6,313,370 (November 6, 2001), and (3) Medicated Wrap – 7,186,260 (March 6, 2007). We are using the technology and case study covered by these patents to market additional proprietary private label consumer products under our brand to address headache pain relief, both migraine and tension. Dr. Hyson already sells his own line of headache pain relief and medicated wrap products for consumers. We have a license to utilize these patents for any branded products developed by us during the term of the license agreement. For such branded products, Dr. Hyson receives a license fee equal to 5% of net sales made by us of those products. We will own the intellectual property to all of our branded products developed under this license agreement. The initial term of the license agreement is five (5) years with options exercisable for one-year extensions, subject to termination after two (2) years if by then we have not brought a branded product to market. We commercialized this technology within two (2) years by the launch of our Thermal-Aid Headache Relief System.

We are selling our products to consumers worldwide via the Internet and through domestic and international distribution channels. We are currently selling Thermal-Aid online through various web properties including but not limited to FSAStore.com, and Amazon. During the fourth quarter of 2012, we fulfilled test orders to provide proof of concept to Costco Wholesale to carry our Thermal-Aid Bears in its physical store locations. During the eight-week testing period prior to the 2012 Holiday season, Costco Wholesale was selling approximately 8,000 to 10,000 units per week without advertising. Thermal-Aid is not currently carried by Costco Wholesale due to subsequent pricing disagreements.

In 2010 and 2011, we completed development of a new natural lip balm product. This product, Energy-X® lip balm (“Energy-X”), is a lip balm created to enhance energy levels. A second product, which is still under development (“Balm Burner”), is a dietary energy lip balm created to enhance energy levels while suppressing appetite. Energy X lip balm products contain green tea extract, hoodia gordonii extract, and natural caffeine. Energy-X is available in five flavors: lemon-lime, fruit punch, berry blast, grape and tangerine. All Energy-X flavors are available with SPF 30. Burner Balm lip balm products contain the same ingredients as Energy X lip balm products contain plus chromium picolinate. Burner Balm is available in five flavors: strawberry, pomegranate, acai berry, vanilla, and spearmint. Our lip balm products have been featured on CBS’ The Early Show and NBC’s Today Show.

We introduced three new products within our Energy-X® product line. First, we released our Energy-X® caffeinated sugar free chewing gum in two flavors, Spearmint and Peppermint. Each pack of Energy-X® gum contains eight pieces with each piece of Energy-X® gum containing 55 mg of caffeine. This provides the consumer with the equivalent of six energy drinks per pack of gum. We believe our Energy-X® gum compliments our first Energy-X® product, Energy-X® lip balm. Our second product introduction was “The Juice” by Energy-X energy mix. The Juice is a liquid that is flavor and aroma free, has zero calories, can be added to anything, and provides an energy boost. Each quarter ounce serving contains 70 mg of green coffee bean caffeine and B vitamins. Finally, we have also developed “The Sweetener” by Energy-X, which is an Agave Nectar based sweetener that contains Stevia as well as B-Vitamins and 70 mg green coffee bean caffeine per serving. Once the Nature-Cide and Thermal-Aid product division are capitalized, we plan to focus on marketing our Energy-X and Burner Balm into the appropriate markets.

In 2014, we were issued 10,000,000 shares of Med-X, Inc. in consideration for the granting by us of an exclusive royalty-free worldwide sublicense in perpetuity to Med-X to distribute Nature-Cide products to the Cannabis industry to legal cultivators nationally. In the merger, 9,485,000 of those shares were cancelled and the sublicense agreement was terminated. Med-X leases a state of the art indoor cultivation center designed by it, currently for research purposes only. Med-X, Inc. launched Marijuanatimes.org on the worldwide web in 2015.

Our executive offices are located at 8236 Remmet Avenue, Canoga Park, California 91304 and our telephone number is (818) 998-0996. Our assembly, warehousing, and shipping facility is located in an area attached to our executive office facility. Our website address is www.pac-sh.com and our e-mail address is info@pac-sh.com.

Risks Relating to Pacific Shore Business

There is no assurance that the merger of Med-X with Pacific Shore Holdings, Inc. (“Pacific Shore” or “we” or “our” in this section of the Offering Circular) will be successful or profitable for investors. As a substantially wholly owned subsidiary of Med-X, Pacific Shore will pose risks to Med-X and its shareholders, including but not limited to those described in the following paragraphs:

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We have a limited operating history, which could make it difficult to accurately evaluate our business and prospects. Through our California subsidiary (“PSH-CA”), formed in January 2008, we are engaged in the business of developing, manufacturing, marketing and selling branded and non-branded proprietary consumer products utilizing all-natural ingredients for safety and effective performance. We have a limited operating history. We cannot assure at this time that we will expand our operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on the public’s acceptance of our products and our ability to fulfill wholesale and retail purchase orders for Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, Thermal-Aid, and other branded and non-branded products. We intend to invest heavily in developing and marketing our products. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

We cannot assure that we will develop additional products in the future. Currently, we have developed only a few products lines, Nature-Cide, Thermal-Aid, Energy-X, Burner Balm, and Home Spa Shower Spray, and therefore do not have a diversified portfolio of proprietary products. We cannot assure that we will continue to successfully develop, commercialize or sell any products besides Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, and Thermal-Aid, or that we will profitably conduct any other business on a consistent basis. The lack of product diversity could adversely affect our financial condition and operating results and expose investors to a complete loss of their investment in us if the Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, or Thermal-Aid fails to achieve sufficient sales to maintain us or to enable us to earn a profit.

Customer complaints regarding our products and services could hurt our business. From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

Our ability to protect our intellectual property is uncertain. We have filed several applications with the United States Patent and Trademark Office for service marks and trademarks. While we have been granted several service marks and trademarks, we still have applications pending for other marks. We cannot assure that we will be successful in obtaining the service marks or trademarks, that these applications will not be challenged, that others will not attempt to infringe upon our marks, or that these marks will afford us any protection or competitive advantages. If we are unable to protect our rights to our trademarks or if such marks infringe on the rights of others, our business could be materially adversely affected. In addition to the Thermal-Aid patents licensed to us by our chairman, chief executive officer, and president, we currently have one patent pending with the United States Patent and Trademark Office related to our lip balm products. We cannot assure that we will be successful in obtaining this patent, that this application will not be challenged, that others will not attempt to infringe upon our patent should it be awarded, or that this patent will afford us any protection or competitive advantages.

Financial projections may be included with this Memorandum and, if so, may prove to be inaccurate. Financial projections concerning our estimated operating results may be included with the Memorandum. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will earn net profits. We cannot assure that we will be able to raise capital in this placement of common stock, or that we will have sufficient capital to fund our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

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We may not be able to successfully compete against companies with substantially greater resources. The health and medical therapy, essential oils, and insecticide industries are intensely competitive and we expect competition to intensify further in the future. We are also subject to intense competition from chemical insecticides, as well as other all natural insect repellents utilizing cedar wood oil, which have been on the market longer than Nature-Cide and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure that Nature-Cide will compete effectively and experience continuing and growing sales volumes. As a supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of consumer goods to retailers. We cannot assure that we will continue to obtain supply contracts with Walmart.com, Ralphs, or from any other retailers. Barriers to entry are relatively low, and current and new competitors can launch new products that compete in the market place. We currently or potentially compete with a number of other companies. We face competition from a number of large health and medical therapy, essential oil, and insecticide brand name manufacturers that have greater financial and managerial resources, more experience in developing products, and greater name recognition than we have.

We may be required to collect sales and other taxes from buyers outside of California. We do not collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We file quarterly sales tax returns with the State of California. However, other states may seek to impose sales tax collection obligations on out-of-state companies such as us, which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

Our business is subject to various government regulations. We are subject to various federal, state and local laws affecting therapeutic medical and insecticide products. The Federal Trade Commission, the Federal Food and Drug Administration and equivalent state agencies regulate advertising and representations made by businesses in the sale of products, which apply to us. We may be required to obtain permits from various states in order to ship certain of our products to those states. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general.

We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. Due to the increasing popularity and use of the Internet and other online services, and recent controversial breaches of cyber security, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Although sections of the Communications Decency Act of 1996 were held to be unconstitutional by the U.S. Supreme Court, we cannot assure that similar laws will not be proposed and adopted in the future. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states, including the State of California in which our headquarters are located, have regulations regarding the manner in which “wholesalers/retailers” may conduct business and the liability of “wholesalers/retailers” in conducting such business. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition.

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Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also recently settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are accessible worldwide, and our facilitates sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in one state in the United States, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers. Our business is speculative and dependent upon acceptance of Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, Thermal-Aid, and our other branded and non-branded products by retail stores and consumers. Our operating performance is also heavily dependent on whether or not we are able to continue to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute consumer goods. In our marketing campaigns we rely to a certain extent on celebrity endorsements. Our business could be adversely affected by the loss of those endorsements or by negative publicity in general. We cannot assure as to whether we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

We may not have adequate capital to fund our business. We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We cannot assure that we will have adequate capital to conduct our business.

We may incur uninsured losses. Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen’s compensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, Thermal-Aid, or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

Like most manufacturers and sellers of consumer goods, and companies that raise capital, we are subject to potential litigation. As a manufacturer and seller of consumer goods, and a company that raises capital, we are exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government investigations and enforcement actions, shareholder and investor lawsuits and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We cannot assure that we will have the resources to repay all of our liabilities in the future. We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We often utilize purchase order financing from third party lenders when we are supplying or distributing consumer goods, which increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

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We may incur cost overruns in the development, manufacture, and distribution of our various products. We may incur substantial cost overruns in the development, manufacture, and distribution of Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, Thermal-Aid, and other products. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources, or may cause us to lose our entire investment in us if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully continue to implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the Shareholders’ investment in us is diminished.

If we are unable to pay for material and services timely, we could be subject to liens. If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men’s and workmen’s liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

Directors and officers have limited liability. Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Delaware and, in the case of PSH-CA, California law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Matthew Mills for the direction, management and daily supervision of our operations. See “MANAGEMENT.”

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of Pacific Shore. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The consideration being paid to our management was not based on arm’s length negotiation. The common stock and cash consideration paid or being paid by us to our management have not been determined based on arm’s length negotiation. While management believes that the consideration is fair for the work being performed, we cannot assure that the consideration to management reflects the true market value of its services.

Our executive officers’ participation in other entities could create conflicts of interest. The relationship of management to us will create conflicts of interest. Certain of our executive officers and directors, including Matthew Mills and Ronald J. Tchorzewski, our Chief Executive Officer and Chief Financial Officer, respectively, are also officers and directors of Med-X, Inc. Management’s compensation from us has not been determined pursuant to arm’s-length negotiation. Med-X and Pacific Shore have many of the same directors.

We only have two independent directors. Currently, the members of our board of directors are Matthew Mills, Jennifer Mills, Dr. David E. Toomey, Ronald J. Tchorzewski, Dr. Allan Kurtz, and Fred Dashiell, Jr. Only Dr. Allan Kurtz and Fred Dashiell, Jr. are considered “independent directors,” as defined under Financial Industry Regulatory Authority, Inc. (“FINRA”) listing standards and Nasdaq Marketplace Rules. Currently we have an Audit Committee of the board of directors, which is chaired by Fred Dashiell, Jr. We do not have any other committees of the board of directors. A majority of persons on our board of directors are not considered to be independent directors, and, when voting in concert, can make decisions for the whole board of directors.

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Our bylaws may be amended by our board and our articles and bylaws may be amended by a majority vote of our shareholders. Under the Delaware Corporations Law, a corporation’s certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless the certificate requires the vote of a larger percentage of shares. Our Certificate of Incorporation, as amended, does not require the vote of a larger percentage of shares. As permitted under the Delaware Corporations Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

We cannot assure that we will pay dividends. We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

Competition

The sale of Cannabis and other products for business and consumer customers, and the sale of insecticides are intensely competitive. We expect competition to intensify further in the future. Barriers to entry are relatively low. Current and new competitors can launch new products and can compete in the market place. We currently compete or potentially will compete with a number of other companies whose numbers will increase in the future, many of which are larger and possess greater human and capital resources than us. We face competition from larger well-established Cannabis growers and other industry participants that have greater financial and managerial resources, more experience in developing effective growing, breeding and marketing techniques, and have greater name recognition than Med-X. Competitors are already researching and developing Cannabis compounds for medicinal use, which are offered for sale in gel cap form in legal jurisdictions. In addition, we are faced with formidable challenges in obtaining legal permits to grow and sell Cannabis in the State of California. Nature-Cide® will encounter intense competition from other all-natural and chemical based pesticides that have been on the market for years, including those designed for the agricultural markets such as Cannabis cultivators. Management believes we can compete effectively but we cannot assure that competition will not impair the maintenance and growth of our planned businesses.

Government Regulation

The Cannabis industry is subject to intense government regulation at the federal, state and local levels. Cannabis is still categorized as a Schedule 1 drug by the federal government. Consequently, the possession, use, consumption, production, transport and sale of Cannabis are illegal under federal law and in most state jurisdictions, except for eight states (i.e. Colorado, Washington, Oregon, Alaska, California, Massachusetts, Maine and Nevada), and Washington D.C. where Cannabis has been legalized for medical and recreational purposes, subject to government oversight, licensing and taxing authority. There are an additional 21 states where Cannabis is permitted for medical purposes, again subject to government regulation. In California, Cannabis for medical and recreational use is legal but the establishment of dispensaries is tightly controlled and limited at the local level. Doctor prescriptions are required, resale of medical Cannabis is prohibited.

Commercial growing of Cannabis is prohibited under federal and most state laws, and transport of Cannabis across state lines or international borders is not allowed. Commercial growing of medical Cannabis in California for distribution to licensed dispensaries is permitted provided the grower obtains the proper permits from the appropriate California state agencies and complies with all of the restrictions and limitations of such permits. There is no assurance that the government regulations and prohibitions applicable to the Cannabis industry in the United States will ease so that new and larger markets can become available to the Company in the future. In fact, there is no assurance that the current legalization trend will not reverse and restrict the legal market for Cannabis more in the future, adversely affecting the operating results, financial condition and business performance of the Company. Even if Cannabis is legalized, strict government licensing requirements and stiff taxes may be imposed on Cannabis, adversely affecting the Company.

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The Company will also be subject to other government regulations in the conduct of its business which tend to increase costs and potentially have a material adverse impact on the Company’s operating results, financial condition and business performance, including but not limited to (1) employment laws generally applicable to all businesses, including laws covering wages, working conditions, health, safety, working hours and similar matters, (2) laws designed to protect the environment, including those applicable to farming operations, (3) laws enforced by the Federal Trade Commission (FTC) and equivalent state agencies governing advertising and representations made by businesses, (4) laws enforced by the Federal Food & Drug Administration (FDA) which govern safety and claims made with respect to food and other products consumed by the public, and (5) laws enforced by the Drug Enforcement Agency (DEA) relating to possession, consumption, production, transport and sale of controlled substances such as Cannabis. Compliance with laws, rules and regulations applicable to conducting commerce on the Internet is also a challenge for the Company. See “RISK FACTORS - Our business is subject to various government regulations.”

Lifting of Suspension Order

The Company received a certified letter on September 22, 2016, dated September 16, 2016, from the Securities and Exchange Commission (“SEC”). This letter issued an Order Temporarily Suspending Exemption of the Company’s Regulation A+ Offering due to the Company not filing its 2015 Annual Report on Form 1-K by April 30, 2016. On September 20, 2016, the Company filed its 2015 Annual Report on Form 1-K and 2016 Semiannual Report on Form 1-SA with the SEC. The Company requested that the suspension order be lifted and the offering be reinstated as the appropriate filings have been made by us and received by the SEC. On May 8, 2017, an SEC Administrative Law Judge vacated the suspension order and restored our right to rely on Regulation A under the Securities Act of 1933, as amended. We filed our 2016 Annual Report on Form 1-K on April 24, 2017.

Employees

As of May 1, 2018, we had one full-time and six part-time employees, four of whom are executive officers of Med-X. We plan to actively hire employees at such time as the Company has sufficient capital or financing to fund the expanded launch of its business plan.

Property

We currently sublease approximately 2,500 square feet of office space at 8236 Remmet Avenue, Canoga Park, California 91304, at no cost on a five year lease from our affiliate, Pacific Shore Holdings, Inc. We also occupy a 600 square foot indoor Cannabis cultivation research facility in Los Angeles County, California, that we lease from our President at no cost (except for payment of utility costs) on a five-year term. We are not currently cultivating Cannabis at the facility. We plan to conduct research and development associated with the Cannabis compound identification and extraction operation at this facility at a later time when it is legal to do so, scheduled to commence in 2019.

Seasonality

Our operations may be materially affected by seasonality for outdoor cultivation operations. Nature-Cide® is likely to have high sales volumes during the spring and summer months when insects and pests are more likely to be present and agricultural operations are at their peak. Lower sales volumes may be experienced at other times during the year. The planned Cannabis growing and sales operations are not expected to be materially affected by seasonality, as we plan to grow, harvest and sell grown Cannabis on a year-round basis utilizing indoor hydroponics and greenhouses for a portion of the farm. Our outdoor Cannabis production may, however, be adversely affected by weather conditions such as cold or excessively warm temperatures and excess wetness or drought, to the extent that our crops are grown outdoors and not in the controlled environmental conditions of greenhouses.

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RISK FACTORS

The purchase of shares of our common stock involves substantial risks. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment, and should consult with his own legal and financial advisors.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance of our Cannabis, Nature-Cide® and other products, economic failure of our merger with Pacific Shore, inability to acquire farm property, inability to obtain legal permission to grow, supply and sell Cannabis, inability to sell our Cannabis, Nature-Cide® and other products, unrecoverable losses from theft, intense competition, including entry of new competitors, falling demand for Cannabis for medical or recreational use, adverse federal, state, and local government regulation, failure of new markets for Cannabis to become legal and available, contraction of the market for medical Cannabis in California, including the closing of medical Cannabis dispensaries due to government order, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases, decline in the price of Cannabis and other products due to over-supply, reduced demand, or for other reasons, indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, dilution of ownership due to issuance of more securities by the Company, unavailability of banking, trademark registration, and other services to Med-X because Cannabis is still illegal under federal law, and other specific risks that may be alluded to in this Offering Circular or in other reports issued us or third party publishers.

Risks Relating to Business

We have a limited operating history, which makes it difficult to accurately evaluate our business prospects. We were formed in February 2014 to engage in the business of (a) publishing content about the Cannabis industry, primarily online, for industry participants and the general public, (b) growing and selling Cannabis on a wholesale basis, initially for the California medical Cannabis market, (c) supplying related agricultural products to other commercial Cannabis growers, and (d) developing and selling commercial medicinal supplements based on beneficial compounds extracted from Cannabis. To date, we have built a 600 square foot state-of-the-art cultivation center. In 2015 and early 2016, a small affiliated patient group cultivated small quantities of different strains of Cannabis at the facility for personal medical research, with whom we shared data. We have also launched our Cannabis news website, and commenced marketing Nature-Cide®, but have not yet launched the other components of our business plan. In particular, little revenue is expected from our Cannabis compound identification and extraction program until Cannabis is sufficiently legalized to engage in such commerce. Compound research and development may not commence until 2019. We have no government permits to legally grow and supply Cannabis in California or any other jurisdiction, and have yet to earn significant revenue. We cannot assure at this time that we will be able to commence our planned operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on government policy, the public’s acceptance of our products and our ability to sell Cannabis, Nature-Cide® and other branded and non-branded products. We intend to invest heavily in developing and marketing our products, including building and providing content for our websites, researching and developing Cannabis compounds for medical uses, promoting and marketing our websites, products and services, and analyzing the market for our planned products. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

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Customer complaints regarding our products and services could hurt our business. From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

The Cannabis industry is extremely speculative and its legality is uncertain. The possession, consumption, production and sale of Cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in California, Colorado, Washington, Oregon, Alaska, Massachusetts, Maine, Nevada, and Washington D.C., and for medical purposes in those and certain other states. While management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis and related products will emerge for the Company. Our business plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we will be profitable in the future. There is no assurance that our Cannabis will be of the quality and type that will be accepted by the public or that our breeding of it will be effective. Investors in this Company may lose their investment in it.

Our business plan is speculative. Our planned businesses are speculative and subject to numerous risks and uncertainties. The research and development of our new proposed products, including those, if any, resulting from the identification and extraction of Cannabis compounds for sale for medicinal use, and the proposed Cannabis pharmacy automation system, may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition or for other reasons. The demand for news and information regarding Cannabis is unknown. The further legalization of Cannabis in California or any other state jurisdiction, or at the federal level, is not assured. The future demand for Cannabis for medical or recreational use is unknown, even if favorable legislation progresses. The burden of government regulation and taxation on Cannabis industry participants, including growers, suppliers and consumers, is difficult to quantify. There is no assurance that we will earn revenue or a profit.

Our recent merger with Pacific Shore may not be successful and may cause Med-X to incur substantial losses. Although Pacific Shore has been an affiliate of Med-X management since its inception in 2008, there is no assurance that the merger of Med-X and Pacific Shore will be successful or profitable for investors. Pacific Shore may continue to incur operating deficits and may not grow as anticipated. Integration of the two companies may be more costly than expected.

As a company expected to be engaged in agricultural operations, we will be exposed to the risks inherent in farming. Planting, growing, harvesting and selling crops and farming in general, is inherently risky. Adverse weather, natural pests, fungus, agricultural and environmental diseases, falling market prices, excess supply, poor soil, lack of fertilizer and other hazards can destroy crops and inflict severe economic losses on any farm, even with greenhouse facilities. There is no assurance that we will not incur uninsured losses or be subject to hazards beyond our control, or that we will be economically successful or sustainable.

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There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products. As discussed, we plan to develop new proprietary products and services for the Cannabis or any other industry, including compound identification and extraction and automated pharmacy systems. The development efforts for these products may fail to result in any commercial technology, products or services, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

Financial projections which may be included with this Offering Circular may prove to be inaccurate. Financial projections concerning our estimated operating results may be included with the Offering Circular. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will earn net profits. We cannot assure that we will be able to raise capital in this placement of common stock, or that we will have sufficient capital to fund our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

We may not be able to successfully compete against companies with substantially greater resources. The Cannabis information, supply and pesticide industries, and consumer and business products industry, in general, are intensely competitive. We expect competition to intensify further in the future. Our website will be subject to competition for advertisers. We will be subject to competition from well-established commercial Cannabis growers and suppliers that have all necessary government permits. We will also be subject to competition from chemical insecticides, as well as other all-natural insect repellents utilizing cedar wood oil, which have been on the market longer than Nature-Cide® and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure that Nature-Cide® will compete effectively and experience sales. As a potential supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of commercial goods.

We may be required to collect sales and other taxes. New excise taxes may be imposed on the sale and production of Cannabis by federal and state taxing authorities, suppressing sales. New government tax regulations may require that we as the supplier be responsible to collect those excise taxes, increasing our costs and risks. We do not expect to collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We expect to file quarterly sales tax returns with the State of California. Other states may, however, seek to impose sales tax collection obligations on out-of-state companies such as us which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of Internet commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

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Our business is subject to various government regulations. We are subject to various federal, state and local laws affecting the possession, consumption, production, supply and sale of Cannabis, and the manufacture and sale of pesticide products. The Federal Trade Commission, the Federal Food and Drug Administration, the Federal Drug Enforcement Agency and equivalent state agencies regulate all aspects of Cannabis and the advertising and representations made by businesses in the sale of products, which will apply to us. Cannabis is categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of Cannabis are prohibited under federal law. Certain activities that comply with state law, such as medical Cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the “Cole Memorandum” published by the US Department of Justice. We may be required to obtain permits from various states in order to produce, supply and sell Cannabis and certain of our other products in those states. We currently have no government permits to grow or sell Cannabis in any jurisdiction. Even if Cannabis is generally legalized at the federal and state government levels, commerce in Cannabis is still expected to be heavily regulated and taxed, which will have a material effect on our operating results, financial condition and business performance. We expect to be required to apply for licenses in California, even if it is generally legalized in our homestate, and there is no assurance that those licenses will be granted to us. Furthermore, because Cannabis remains illegal under federal law, banking, certain advertising, and trademark registration services, among other services, are generally not available to the Cannabis industry.

We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. It is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states, including the State of California in which our headquarters are located, have regulations regarding the manner in which “wholesalers/retailers” may conduct business and the liability of “wholesalers/retailers” in conducting such business. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition. Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are expected to be accessible worldwide, and we expect to eventually facilitate sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in one state in the United States, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We are subject to the rules and regulations of the Securities and Exchange Commission (“SEC”) and comparable state agencies. As a company raising investment capital, we are subject to federal and state government securities regulation. Accordingly, there is a risk that we could be subject to adverse government orders if we violate those regulations, which could have a material adverse impact on our operating results, financial conditions and business performance. In particular, we are subject to the reporting requirements of Regulation A+ (Tier 2) since we were declared qualified by the SEC for our offering of common stock under that regulation on November 3, 2015. We incurred a temporary suspension order by the SEC on September 16, 2016 due to a late filing of one of our required reports. While the temporary suspension order was ultimately vacated by the SEC Administrative Law Judge on May 8, 2017, lifting the suspension, we are still subject to a possible separate enforcement action against us by the SEC for the reporting violation, even though it has been rectified. An SEC enforcement action successfully asserted against us could cause us to be labeled a “bad actor” under Rules 506(d) and 507 of Regulation D of the Securities Act of 1933, as amended, and Rule 262 of Regulation A of the Securities Exchange Act of 1934, as amended, which would likely have a material adverse impact on our operating results, financial condition and business performance.

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We cannot assure that we will earn a profit or that our products will be accepted by consumers. Our business is speculative and dependent upon acceptance of our custom Cannabis, Nature-Cide® and other potential branded and non-branded products by consumers, the medical and pharmacy industries, and commercial Cannabis growers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute commercial goods. We may not be allowed to advertise any of our Cannabis products or such advertising may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

We may not have adequate capital to fund our business. We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. We cannot assure that we will have adequate capital to conduct our business.

We may incur uninsured losses. Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen’s compensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if our Cannabis, Nature-Cide®, or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

Like most manufacturers and sellers of commercial goods, and companies that raise capital, we will be subject to potential litigation. As a manufacturer and seller of commercial goods, and a company that raises capital, we will be exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government enforcement actions, shareholder and investor lawsuits, and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We cannot assure that we will have the resources to repay all of our liabilities in the future. We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We may utilize purchase order financing from third party lenders when we are supplying or distributing goods, which would increase our costs and the risks that we may incur a default, which would harm our business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

We may incur cost overruns in the development, production and distribution of our various products. We may incur substantial cost overruns in the development, production and distribution of Cannabis, Nature-Cide® and other products. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources, or may cause us to lose our entire investment in us if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully continue to implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the shareholders’ investment in us is diminished.

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We may not be able to protect our intellectual property and could lose our Nature-Cide licensing rights under certain circumstances. We have intellectual property rights and trade secrets associated with our business. We have a patent application pending and our subsidiary, Pacific Shore, owns the exclusive license for the Nature-Cide brand. There is no assurance that we will be able to protect our intellectual property from infringement or challenge by third parties. We could lose our Nature-Cide supply in the event of the insolvency of Pacific Shore or in other limited circumstances.

If we are unable to pay for material and services timely, we could be subject to liens. If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men’s and workmen’s liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

Directors and officers have limited liability. Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Nevada law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Matthew Mills for the direction, management and daily supervision of our operations. See “MANAGEMENT.”

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of Med-X. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The consideration being paid to our management was not based on arm’s length negotiation. The common stock and cash consideration paid or being paid by us to our management have not been determined based on arm’s length negotiation. While management believes that the consideration is fair for the work being performed, we cannot assure that the consideration to management reflects the true market value of its services.

Our executive officers’ participation in other entities, especially Pacific Shore Holdings, Inc., creates conflicts of interest. The relationship of management to us will create conflicts of interest. Our senior executive officers are also directors, executive officers and shareholders of Pacific Shore Holdings, Inc., a subsidiary and major supplier of Nature-Cide® to us. Making contracts and conducting business with Pacific Shore Holdings, Inc. create conflicts of interest in negotiating terms and enforcing covenants, since the agreements are not made at arm’s-length. There is no assurance that such conflicts of interest will not cause us to incur material economic losses or other material adverse effects. Moreover, management’s compensation from us has not been determined pursuant to arm’s-length negotiation. Management believes that it will have the resources necessary to fulfill its management obligations to all entities for which it is responsible. See “MANAGEMENT.”

We have two independent directors. Currently, the members of our board of directors are Matthew Mills, Ronald J. Tchorzewski, Dr. David E. Toomey, Jennifer Mills, Dr. Morton Hyson and Dr. Allan Kurtz. Only two of these directors, Dr. Hyson and Dr. Kurtz, are considered “independent directors,” as defined under Financial Industry Regulatory Authority, Inc. (“FINRA”) listing standards and Nasdaq Marketplace Rules. Currently we do not have any committees of the board of directors. We plan to form audit and compensation committees in the future, but need to add independent directors with financial acumen before we can form those committees. The majority of the persons on our board of directors are not considered to be independent directors, and, when voting in concert, can make decisions for the whole board of directors.

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Our bylaws may be amended by our board and our articles and bylaws may be amended by a majority vote of our shareholders. Under the Nevada Corporations Law, a corporation’s articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless the certificate requires the vote of a larger percentage of shares. Our Articles of Incorporation, as amended, do not require the vote of a larger percentage of shares. As permitted under the Nevada Corporations Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

Risks Related to the Offering

There is no minimum capitalization required in this offering. We cannot assure that all or a significant number of shares of common stock will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the shares arbitrarily. The offering price of the shares of common stock has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the shares is the fair market value of the shares or that investors will earn any profit on them.

Risks Related to Our Common Stock

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us. We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in Med-X. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders’ ownership in us.

We cannot assure that we will pay dividends. We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

Our principal shareholders own voting control of Med-X. Our current officers, directors, founders and principal shareholders currently own a total of 26,636,890 shares of our common stock and 100% of our outstanding Series A (super voting) Preferred Stock, or approximately 64.3% of the total issued and outstanding voting capital stock of the Company. Our principal shareholders will own approximately 61.8% of the outstanding votes assuming that 22,604,963 shares of common stock are issued pursuant to this offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

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We cannot assure that a public trading market for our common stock will ever be established. At present, there is no active trading market for our securities and we cannot assure that a trading market will develop. Our common stock has no trading symbol. In order to obtain a trading symbol and authorization to have our common stock trade publicly, we must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”), of which there is no assurance, before active trading of our common stock could commence. If our shares of common stock ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, of which there is absolutely no assurance, no shares could be sold under Rule 144 or otherwise until we become a current public reporting company with the Securities and Exchange Commission or otherwise are current in our business, financial and management information reporting, and applicable holding periods have been satisfied.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Our common stock would be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell. Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse. Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our shares of common stock. The occurrence of these patterns or practices could increase the volatility of our share price.

DIVIDEND POLICY

We have not declared or paid any cash dividends and does not intend to pay cash dividends in the near future on the shares of common stock. Cash dividends, if any, that may be paid in the future to holders of common stock will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition, our earnings, our need for funds, whether any preferred stock is outstanding, to the extent the preferred stock has a prior claim to dividends, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

CAPITALIZATION

The following table sets forth as of December 31, 2016 (i) our capitalization and (ii) our capitalization as adjusted to reflect the sale of 22,604,963 shares at a purchase price of $0.60 per share in this offering, and the application of the estimated net proceeds from this offering as described under “USE OF PROCEEDS.”

	December 31, 2017
	Actual (Audited)(1)	As Adjusted (2)
Long Term Debt:	$0	$0

Shareholders’ Equity:
Common Stock, par value $0.001 per share, 300,000,000 shares authorized, 95,606,491 shares issued (3), 118,211,454 shares issued, as adjusted (4)	$95,060	$118,211

Preferred Stock, par value $0.001 per share, 5,000,000 shares authorized, No shares issued or outstanding, No shares issued or outstanding, as adjusted	-0-	-0-

Additional Paid in Capital	$2,689,788	$14,571,577

Retained Earnings (Deficit)	($2,747,074)	($2,747,074)

Total Shareholders’ Equity	$37,774	$11,942,714

Total Debt and Shareholders’ Equity	$37,774	$11,942,714

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___________

(1)	Reflects the sale of 1,189,450 shares of our common stock to outside investors in a private placement conducted from September 1, 2014 to June 30, 2015, at $0.50 per share, and approximately 1,205,400 additional shares of our common stock sold to outside investors at $0.50 per share from July 1, 2015 to January 20, 2016. Includes 1,454,247 shares of common stock sold by us to outside investors in the First Reg A Offering at $0.60 per share from February 3, 2016 to September 16, 2016, and 555,333 shares of our common stock sold in a private placement made under Section 4(a)(2) of the Securities Act of 1933, as amended, at $0.60 per share from October 1, 2016 until December 31, 2016. Includes 384,924 shares of our common stock sold in a private placement at $0.60 per share from February 1, 2017 until December 31, 2017. Does not reflect a total of 4,145,000 stock options granted by the Company to its directors, officers and key employees and consultants on May 2, 2016, or 281,388 warrants to purchase our common stock issued during the period of February 19, 2016 through December 31, 2017 to StartEngine Crowdfunding, Inc., our hosting portal, exercisable for five years at $0.60 per share. Does not reflect the closing of the merger on April 16, 2018 of Med-X and Pacific Shore, pursuant to which Med-X acquired Pacific Shore.

(2)	The capital to be raised from the sale of the shares of common stock is expected to be a potential maximum of $13,562,978. The actual capitalization is adjusted to reflect the assumption that 22,604,963 shares of our common stock are issued for $13,562,978 of capital pursuant to this offering, with $1,562,978 deducted for estimated offering costs. Does not reflect the closing of the merger on April 16, 2018 of Med-X and Pacific Shore, pursuant to which Med-X acquired Pacific Shore.

(3)	Includes, as of December 31, 2017, 61,000,000 shares of common stock owned by Matthew Mills, our Chairman, President and Chief Operating Officer, 9,485,000 shares owned by Pacific Shore Holdings, Inc., (after transferring 515,000 shares to certain individuals in 2016), an affiliate and supplier of Nature-Cide® to us, and 19,000,000 shares of common stock owned by other directors, executive officers and key consultants. Does not reflect the closing of the merger of Med-X and Pacific Shore on April 16, 2018, nor the redemption and cancellation of outstanding shares of Med-X common stock owned by Matthew Mills and Pacific Shore, nor the issuance to Matthew Mills of 10,000 shares of Med-X Series A (super voting) Preferred Stock, all effective on April 16, 2018.

(4)	The total number of shares of our common stock outstanding assumes that the maximum number of shares of common stock is sold in this offering.

DILUTION

As of December 31, 2017, the net tangible book value of Med-X was $37,774, or approximately $0.0003 per share of common stock. See “CAPITALIZATION.” Net tangible book value per share consists of stockholders’ equity adjusted for the retained earnings (deficit), divided by the total number of shares of common stock outstanding. Without giving effect to any changes in such net tangible book value after December 31, 2017, other than to give effect to the sale of 22,604,963 shares of common stock being offered by us in this Offering Circular, the pro forma net tangible book value at December 31, 2017 would have been $11,942,714 or approximately $0.1031 per share. Thus, as of December 31, 2017, the net tangible book value per share of common stock owned by our current stockholders would have increased by approximately $0.1007 without any additional investment on their part and the purchasers of the shares will incur an immediate dilution of approximately $0.4969 per share from the offering price. “Dilution” means the difference between the private placement price and the net tangible book value per share after giving effect this offering. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering.

Private Placement Price per Share (1)	$0.60

Net Tangible Book Value per Share before Offering	$0.0003

Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby	$0.1007

Net Tangible Book Value per Share after Offering	$0.101

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.50

__________

(1) Before deduction of offering expenses.

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MANAGEMENT

Executive Officers and Directors of Med-X

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name	Position	Age	Term of Office	Approximate Hours Per Week

Dr. David E. Toomey	Director and Chief Executive Officer	53	Inception to Present (1)	(2)

Matthew A. Mills	Chairman of the Board, President and Chief Operating Officer	53	Inception to Present (1)	(2)

Ronald J. Tchorzewski	Director and Chief Financial Officer	67	Inception to Present (1)	(2)

Jennifer J. Mills	Director, Executive Vice President of Human Resources and Corporate Secretary	46	Inception to Present (1)	(2)

Dr. Morton I. Hyson	Director	67	April 15, 2015 to Present (1)	(3)

Dr. Allan Kurtz	Director	58	April 15, 2015 to Present (1)	(3)

__________

(1)	This person serves in this position until the person resigns or is removed or replaced by a duly authorized action of the Board of Directors or the shareholders. This person has been in the indicated position with the Company since the Company’s inception in February 2014, or since the date indicated, if not since inception.

(2)	This person works part-time for the Company, approximately 10 to 15 hours per week.

(3)	This person is an independent director of the Company.

David E. Toomey, D.O., A.C.O.F.P., has been the Chief Executive Officer and director of Med-X since its inception in February 2014. He has been Executive Vice President and Director of Pacific Shore Holdings, Inc. since its inception in December 2007. Dr. Toomey is a board-certified family physician specializing in family medicine, geriatric care, and hospice and palliative care for more than twenty years. He has served on the Physician Consultant Board of several fortune 500 insurance companies, where he was responsible for developing physician practice guidelines. He has participated in numerous phase 3 and 4 study protocols for several multi-national pharmaceutical companies. Dr. Toomey is currently the President of TDP Enterprises, LLC. Medical Group, a position he has held for the last 15 years. Dr. Toomey is a Medical Director for several hospice and palliative care organizations, a position he has held for the last 8 years. He continues to actively practice clinical medicine. Dr. Toomey attended Saint Joseph’s University in Philadelphia, Pennsylvania and graduated in 1991 from the Philadelphia College of Osteopathic Medicine.

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Matthew A. Mills has been our Chairman of the Board, President and Chief Operating Officer since our inception in February 2014. He is also the Chairman, Chief Executive Officer, and President of Pacific Shore Holdings, Inc. (“Pacific Shore”), positions he has held since January 2008. From July 2001 to June 2003, Mr. Mills was the Chief Operating Officer of Bidz.com Inc., an online auction company (“Bidz”). He began working for Bidz in 1998 where his responsibilities included operations, banking, marketing, investor relations, public relations, and business development. In January 2002, Mr. Mills was promoted to the position of Investor Relations Director of Bidz. From March 2001 to January 2002, Mr. Mills was the Vice President of Marketing for Bidz and was responsible for managing all areas of marketing for Bidz. From December 1995 to August 1998, Mr. Mills was a regional manager for Ford Motor Company in Los Angeles, California, where he was responsible for financing documentation, customer service and returned vehicle processing. From November 1993 to November 1995, he owned and operated Imports Plus, a private company that imported floral products from Mexico to Los Angeles, California. From June 1987 to September 1993, Mr. Mills was a wholesale auction manager for Sports Cars West Ltd. located in Reseda and Oceanside, California. Mr. Mills attended the University of Arizona from January 1983 until June 1986, where he concentrated in Psychology and Economics.

Ronald J. Tchorzewski has been a director and Chief Financial Officer of Med-X since its inception in February 2014. He is also the Chief Financial Officer of Pacific Shore, a position he has held since June 2010. Mr. Tchorzewski has over thirty-five years of experience in financial accounting and reporting. He is currently the owner of CFO Consultancy in Escondido, California. Founded by Mr. Tchorzewski in 2009, CFO Consultancy is an independent consulting service providing chief financial officer level support, including business plan development, capital-raising advice, and day-to-day accounting services to start-up and developmental stage companies. From 2008 to 2009, Mr. Tchorzewski was the chief financial officer and corporate controller of TV Magic, Inc., a full service technology company encompassing all aspects of systems design, engineering, procurement of equipment and materials, installation, testing, and maintenance of broadcast quality television, and audiovisual installations located in San Diego, California. From 2005 to 2008, he was the chief financial officer and corporate controller of Framemax, Inc., a light gauge steel prefabricated panelized wall systems manufacturer and installer located in Poway, California. From 2003 to 2005, he was the chief financial officer and corporate controller of Skyriver Communications, Inc., a high speed wireless broadband internet access and Wi-Fi solution provider located in San Diego, California. From 1999 to 2001, he was chief financial officer for Internet Appliance and iPolicy Networks which were startups in the Internet space. From 1996 to 1999, he was chief financial officer for SoloPoint, a consumer telephonic device company which was a publicly traded company. From 1993 to 1996, he was chief financial officer for ULTRADATA Corporation, a financial services software company which he managed through an IPO. From 1987 to 1993, he was Vice President and Corporate Controller for Cadence Design Systems, a public company which is a world leader in Electronic Design Automation software. Mr. Tchorzewski holds a master’s degree in business administration (finance) and a Bachelor of Science degree in business administration (accounting) from Seton Hall University.

Jennifer J. Mills has been a director, Executive Vice President and Corporate Secretary of Med-X since its inception in February 2014 and a director and Corporate Secretary of Pacific Shore since January 2011. From September 1993 to November 2000, Mrs. Mills worked for McNutt & Taylor, CPAs as a bookkeeper. Her duties included handling accounts payable, accounts receivable, and payroll, reconciling financial and bank statements, preparing month-to-date, quarter-to-date, and year-to-date financial reports, and corresponding with clientele. From June 1992 to September 1993, Mrs. Mills was a member of the accounting department for South Pacific Rehab Services (“SPRS”) in Encino, California. Her responsibilities at SPRS included assisting the Vice President, handling accounts payable, accounts receivable, and payroll and corresponding with therapists and rehab facilities. From March 1990 to June 1992, Mrs. Mills was the office manager of Park Place Management, where she was in charge of all rental agreements, accounts payable, accounts receivable, and payroll. Mrs. Mills received her bachelor degree in liberal studies with an emphasis in mathematics from California State University, Northridge in 1994. Jennifer Mills is the wife of Matthew Mills.

Dr. Allan Kurtz has been a director of Med-X since April 15, 2015 and of Pacific Shore since January 2011. Dr. Kurtz is board certified in internal medicine and has owned and operated Allan Kurtz, a Professional Medical Corporation, since 1986. Dr. Kurtz received his medicine doctor degree from the College of Health Sciences in Des Moines, Iowa in 1980 and completed a rotating internship and an internal residency at Botsford General Hospital in Farmington Hills, Michigan in 1984. Since 1986, Dr. Kurtz has been the Medical Director of Warner Medical Center and the California Center of Longevity Medicine. He is also a long time member of the American Osteopathic College of Internal Medicine.

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Dr. Morton I. Hyson has been a director of Med-X since April 15, 2015. Since November 1990, Dr. Hyson has been in private practice as a Board certified Neurologist in Las Vegas, Nevada. He is also a Clinical Assistant Professor at Touro University in San Francisco, California, where he has been teaching since September 2000. He also serves as a Clinical Associate Professor at the University of Nevada, School of Medicine, where he has been teaching since October 1993. He was a Neurologist in private practice in Arlington, Texas from 1983 until 1990, where he also served as a Clinical Associate Professor at the University of Texas, Southwestern Medical School in Dallas, Texas from October 1983 until October 1990. Dr. Hyson also served as the Medical Director of the Muscular Dystrophy Association in Las Vegas, Nevada from September 1991 until June 1993. Dr. Hyson earned a Bachelor of Arts in Music in 1992 from the Cleveland Institute of Music, Case Western Reserve University, after attending the University of Michigan from 1967 to 1969 in pre-medical studies. From 1972 until 1974, Dr. Hyson attended Cincinnati Conservatory of Music, where he studied Opera. Dr. Hyson returned to his medical studies in 1974 when he attended Columbia University from September 1974 until May 1975. He earned his M.D. from Wayne State University School of Medicine in 1979, and was an Intern in Internal Medicine at Sinia Hospital of Detroit from 1979 until 1980. Dr. Hyson did his Neurology Residency at McGill University, Montreal Neurological Hospital from 1980 to 1983. He is certified by the American Board of Psychiatry and Neurology and the National Board of Medicine Examiners. His professional affiliations include the American Medical Association, the American Academy of Neurology, the American Academy of Neurological and Orthopedic Surgeons, the American Headache Society, the Clark County Medical Society, the Nevada State Medical Association and the Conroe Regional Medical Center. Dr. Hyson is the inventor and grantee of three patents in the medical field issued by the United States Office of Patents and Trademarks, which he has licensed to Pacific Shore:

DEVICE AND METHOD FOR TREATMENT OF HEADACHE

Patent Number 5,700,238

Date Granted: December 23, 1997 – United Stated Patent Office

MEDICATED WRAP

Patent Number 6,313,370 B1

Date Granted: November 6, 2001 - United Stated Patent Office

MEDICATED WRAP

Patent Number: 7186260

Date Granted: March 6, 2007 - United Stated Patent Office

Significant Employees

The table below lists our other significant employees as of the date of this Offering Circular, all of whom are part-time and who are not paid salaries by Med-X, except for Nicholas Phillips, who was paid an annualized salary by Med-X of $120,000 which commenced on June 1, 2016 and ended on April 30, 2017, and was paid monthly.

Name (2)	Position	Age	Term of Office	Approximate Hours Per Week

Nicholas Phillips	Director of Digital Media	34	July 1, 2014 to Present	10 hours/week

Corbin Williams (1)	Executive Assistant	26	February 24, 2014 to Present	10 hours/week

___________

(1)	This person serves in a similar position with Pacific Shore Holdings, Inc., where he has worked for approximately the past five (5) years in addition to working part-time with Med-X.

(2)	Does not include Arthur Avanesov, a prior employee of the Company. The Company employed Arthur Avanesov as an Investor Relations Service Representative from April 1, 2015 until June 3, 2017. From April 1, 2015 until March 31, 2017, Mr. Avanesov was paid an annualized salary of $120,000 on a monthly basis. Mr. Avanesov served as an employee with no supervisory or decision-making authority and he did not process, negotiate or offer securities. Mr. Avanesov was available to assist senior management with the Company’s crowdfunding project service needs. The position did not involve selling securities being offered by the Company.

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On July 27, 2010, the California Department of Business Oversight issued a Desist and Refrain Order against Welland Capital, Inc. and Arthur Avanesov, the president of Welland Capital, Inc. (the “Avanesov Order”). The Avanesov Order asserted that from January to July 2010, the respondents offered managed forex trading accounts while acting as a trading advisor for currencies on the foreign exchange market. The Avanesov Order asserted that the respondents offered shares of Welland Capital, Inc. in the State of California through a posting on the internet or other means of general solicitation without those shares being qualified under Section 25110 of the California Corporations Code in violation of that law. The Department stated that in connection with the offer and sales of these securities, the respondents omitted to disclose to investors that neither of them had the necessary license or registration to be acting as a commodity merchant, and that Welland Capital, Inc. had withdrawn its applications for registration as a commodity trading advisor or National Futures Association member in or about December 2009 in violation of Corporation Code Section 29536. The Avanesov Order stated that the respondents were to cease and desist from (i) making any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, either directly or indirectly, in connection with the purchase or sale of commodity contracts or commodity options in the State of California, including trading in foreign currency, (ii) engaging in a trade or business or otherwise acting as a commodity merchant in the State of California, (iii) further offer or sale of securities in the State of California unless and until qualification has been made under the law or unless the offer and sale is exempt from qualification, and (iv) offering or selling or buying or offering to buy any security in the State of California by means of any written or oral communication which includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading.

Settlement Agreement with the California Department of Business Oversight

In May 2017, the Company was verbally informed by the California Department of Business Oversight (“DBO”) that a former employee of the Company, Arthur Avanesov (“Avanesov”), had been the subject of a Desist and Refrain Order by the DBO in July 2010. We had no knowledge of Mr. Avanesov’s Order when we hired him on April 1, 2015. We also discovered that the hearing Order documents were not publicly available on any of the DBO’s web sites. Thus, the Company did not have knowledge of Mr. Avanesov’s past hearing decision or Final Order. We believe we can demonstrate reasonable care in conducting our due diligence of Mr. Avanesov.

Initially, the DBO requested that we consent to an order covering the omission of Mr. Avanesov’s Order in our disclosure documents. We declined because we did not believe it was legally required (he was not an officer or director), we were unaware of the Order, and we did not want to risk triggering an SEC disqualification from the exemptions under Regulation A+ or Regulation D for being deemed a “bad actor” pursuant to Rules 262 and 506 of these Regulations.

The Company and the DBO continued to discuss the merits of the matter. The DBO eventually indicated it was not their intent to trigger any “bad actor” disqualification, and that litigating the matter would be time-consuming, costly and uncertain. On September 1, 2017, a voluntary Settlement Agreement was entered into by the Company and the DBO, avoiding an Order. In the Settlement Agreement, the Company agreed not to violate Section 25401 of the California Corporations Code, which governs disclosures in selling securities within California. This Settlement Agreement became effective on September 6, 2017 when it was signed by the DBO Commissioner. The Company terminated Mr. Avanesov’s employment on June 3, 2017. See our Report on Form 1-U, dated September 7, 2017.

Administrative Order and Settlement with State Securities Commissions

In July 2011, the Pennsylvania Securities Commission issued a Summary Order to Cease and Desist against Pacific Shore and our President, Matthew Mills. The Summary Order directed respondents to cease from making telephone solicitations to persons with whom they did not have a pre-existing business relationship. We achieved a settlement with the Commission which resulted in the Summary Order being rescinded on November 22, 2011.

On August 7, 2013, the California Department of Business Oversight issued a Desist and Refrain Order (the “Order”) against Pacific Shore and Matthew Mills. The Order asserted that in June 2011, the respondents had offered shares from the State of California by calling a person with whom they did not have a pre-existing relationship. Respondents believe that this Order stems from the same facts as the Pennsylvania Order that was rescinded. The California Order stated that the respondents were to desist and refrain from further offer or sale of securities in the State of California until qualification is made or unless the offer and sale are exempt from qualification. In October 2013, Pacific Shore commenced a private placement of common stock in compliance with Rule 506(c) of Regulation D of the Securities Act of 1933, as amended, which is exempt from qualification in California and permits general solicitation.

Administrative Order for Temporary Suspension by Securities and Exchange Commission

The Company received a certified letter on September 22, 2016 which was dated September 16, 2016 from the Securities and Exchange Commission (“SEC”). This letter issued an Order Temporarily Suspending Exemption of the Company’s Regulation A+ Offering due to the Company not filing its 2015 Annual Report on Form 1-K by April 30, 2016. On September 20, 2016, the Company filed its 2015 Annual Report on Form 1-K and 2016 Semiannual Report on Form 1-SA with the SEC, which acknowledged them. The Company requested that the suspension be lifted and the offering reinstated since the appropriate filings were made by us and received by the SEC. The Company opposed the SEC’s request for a permanent suspension. A hearing on the matter was held in January 2017 and January 25, 2017 and post-hearing briefings were completed in April 2017. No claims for damages, rescission or relief other than a permanent suspension were asserted by the SEC. The suspension order was vacated by a SEC Administrative Law Judge on May 8, 2017, and the time for an appeal of the favorable ruling has expired. Nevertheless, the SEC may still file a separate enforcement action against the Company because of the late filing, even though we promptly filed the report on September 20, 2016, once we realized it was late.

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Executive Compensation

Since its inception in February 2014, Med-X paid the following annualized salaries to its executive officers:

Name	Capacities in which compensation was received	Cash compensation ($)		Other compensation ($)	Total compensation ($)

Dr. David E. Toomey	Chief Executive Officer	$0		$0	$0

Matthew A. Mills	President and Chief Operating Officer	$0		$0	$0

Ronald J. Tchorzewski	Chief Financial Officer	$0		$0	$0

Jennifer J. Mills	Executive Vice President of Human Resources and Corporate Secretary	$36,000	(1)	$0	$36,000	(1)

____________

(1)	Med-X commenced paying this person a monthly salary of $3,000 on April 1, 2015 and temporarily ended it on September 30, 2016, until the Company has sufficient working capital.

We may commence paying salaries and providing other employment benefits to our executive officers in the near future in amounts to be determined by our board of directors, when the Company has sufficient funds. Our directors and executive officers are also reimbursed for their business expenses. We expect to pay employee compensation in the form of salary, bonus and benefits to other executive officers who may be hired during the fiscal year ending December 31, 2018, in amounts to be determined. The employment compensation for certain executive officers may include automobile and housing allowances.

Employment Agreements

We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future. A stock incentive program for our directors, executive officers, employees and key consultants will be established in the future. See “MANAGEMENT – Stock Incentive Plan.”

Stock Incentive Plan

We have established a management stock incentive plan (the “Plan”) pursuant to which stock options and awards may be authorized and granted to our executive officers, directors, employees and key consultants. The Plan authorizes 10,000,000 shares of our common stock for future issuance under our 2016 Stock Incentive Plan for Directors, Executive Officers, Employees and Key Consultants, which was adopted by our board of directors in May 2016. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives from the commercial products or agricultural industries to manage our and facilitate our growth.

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Grant of Stock Options

On May 2, 2016, the Company granted a total of 4,145,000 stock options under the Plan to purchase a total of up to 4,145,000 shares of the Company’s common stock. The grants were made to thirteen employees, two independent directors and three consultants. The exercise price of the stock options is $0.60 per share for 3,145,000 of them and $0.66 per share for 1,000,000 of them, which are those owned by Matthew Mills (500,000) and his wife, Jennifer Mills (500,000). The exercise period of the stock options is ten (10) years from the date of grant. The stock options generally vest in a range of from 20% to 50% upon grant (except for 50,000 of them, which commence vesting one year after grant), and the balance on a quarterly basis over periods ranging from two (2) to three (3) years after the date of grant or date of first vesting.

Warrants

To date, the Company issued a total of 281,388 five-year warrants to StartEngine Crowdfunding, Inc., a third-party platform, as part of its compensation for hosting the Company’s Regulation A+ offering. The number of warrants was calculated based upon the number of investors during each period. The exercise price of the warrants is $.60 per share which is the same as the current offering price. Since the warrants were issued in connection with raising equity there was no income statement impact from the issuance of the warrants.

Board of Directors

Our board of directors currently consists of six directors. Two of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, to serve on our planned committees.

Committees of the Board of Directors

We plan to establish an audit committee, compensation committee and a nominating and governance committee. Until such committees are established, matters otherwise addressed by such committees will be acted upon by independent directors, who will advise the whole board of directors in the course of seeking authorization for any proposed resolutions, or for general reports and recommendations. The following is a brief description of our contemplated committees.

Audit Committee. We plan to establish an audit committee consisting of members considered to be independent as defined in Rule 4200 of FINRA’s listing standards and who meet the applicable FINRA listing standards for designation as an “Audit Committee Financial Expert.” Currently management does not believe that it has an independent director who qualifies as a financial expert to form the planned audit committee. Our board of directors also plans to adopt a written charter of the audit committee. The functions of the audit committee will include:

•	meeting with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•	engaging and pre-approving audit and non-audit services to be rendered by our independent auditors;

•	recommending to the board of directors the engagement of our independent auditors and oversight of the work of the independent auditors;

•	reviewing our financial statements and periodic reports and discussing the statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters; and

•	administering and discussing with management and our independent auditors our code of ethics.

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Compensation Committee. We plan to establish a compensation committee. The functions of the compensation committee will include:

•	reviewing and, as it deems appropriate, recommending to the board of directors, policies, practices and procedures relating to the compensation of our directors and executive officers and the establishment and administration of certain employee benefit plans;

•	exercising authority under certain employee benefit plans; and

•	reviewing and approving executive officer and director indemnification and insurance matters.

Corporate Governance and Nominating Committee. We plan to establish a corporate governance and nominating committee. The functions of the corporate governance and nominating committee will include:

•	developing and recommending to the board of directors our corporate governance guidelines;

•	overseeing the evaluation of the board of directors;

•	identifying qualified candidates to become members of the board of directors;

•	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); and

•	selecting candidates to fill vacancies on the board of directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members. Upon completion of this offering, we plan to pay our non-employee directors $100.00 per board meeting attended in person or telephonically. In addition, we plan to compensate members of certain of our board committees as follows: (i) each independent member of the compensation committee will receive $100.00 per meeting and (ii) each independent member of the compensation and governance committee will receive $100.00 per meeting.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We intend to enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, will provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

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Amendment of Certificate of Incorporation and Bylaws

Under the Nevada law, a corporation’s certificate of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. Our Certificate of Incorporation, as amended, does not require a larger percentage affirmative vote. As is permitted by Nevada law, our bylaws give our board of directors the power to adopt, amend or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend or repeal our bylaws.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of April 30, 2018 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•	each of our directors and the named executive officers;

•	all of our directors and executive officers as a group; and

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 97,947,905 shares of common stock outstanding plus the voting power of the outstanding Series A Preferred Stock owned by our Chairman, President and Chief Operating Officer  as of April 30, 2018. Unless otherwise noted below, the address of each person listed on the table is c/o Med-X, Inc., 8236 Remmet Avenue, Canoga Park, California 91304.

Name and Position of Beneficial Owner	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After to Offering(1)
	Number		Percent	Number		Percent
Matthew Mills, Chairman, President and Chief Operating Officer	115,582,669	(2)(5)	57.8%	139,110,283	(2)(5)	56.5%

Ronald Tchorzewski, Chief Financial Officer and Director	5,000,000	(6)	2.5%	5,000,000	(6)	2.0%

Jennifer Mills, Corporate Secretary, Executive Vice President and Director		(3)(5)	(3)(5)		(3)(5)	(3)(5)

Dr. David Toomey, Chief Executive Officer and Director	3,000,000	(7)	1.5%	3,000,000	(7)	1.2%

Dr. Allan Kurtz, Director (8)	*		*	*		*

Dr. Morton I. Hyson, Director (9)	*		*	*		*

Mark J. Richardson, Special Counsel (4)	5,000,000	(4)	2.5%	5,000,000		2.0%

All directors and executive officers as a group (four persons)	123,582,669	(10)	61.8%	147,110,283		59.8%

__________

*Indicates beneficial ownership of less than 1%.

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(1)	Assumes 22,604,963 shares of our common stock are issued pursuant to this offering.

(2)

Reflects 10,000 shares of Series A Preferred Stock owne d by Matthew Mills conferring on him the right to vote 51% of the total outstanding shareholder voting power, plus 13,636,890 shares of outstanding voting common stock own ed by him. Mr. Mills is our Chairman, President and Chief Operating Officer. These shares are owned jointly with Jennifer Mills, the wife of Matthew Mills, under applicable community property laws.

(3)	Jennifer Mills is the wife of Matthew Mills and may be deemed to be a beneficial owner of the shares of our common stock owned by him.

(4)	Mr. Richardson is Special Counsel to the Company, but is not an employee, officer or director of the Company. Does not include vested stock options to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026.

(5)	Does not include vested stock options to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $0.66 per share, exercisable until May 2, 2026.

(6)	Does not include vested stock options to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026.

(7)	Does not include vested stock options to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026.

(8)	Does not include vested stock options to purchase up to 36,665, shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026, and an additional 3,333 unvested stock options vesting quarterly over a two year period from the date of grant, with the same terms as the vested stock options.

(9)	Does not include vested stock options to purchase up to 22,000 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026, and an additional 2,000 unvested stock options vesting quarterly over a two year period from the date of grant, with the same terms as the vested stock options.

(10)

Reflects 10,000 shares of Series A Preferred Stock owne d by Matthew Mills conferring on him the right to vote 51% of the total outstanding shareholder voting power, plus 13,636,890 shares of outstanding voting common stock owned by him. Mr. Mills is our Chairman, President and Chief Operating Officer.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company leases its property from affiliates for its offices on a month-to-month basis at no cost and on a five-year lease at no cost except payments of the utility costs at the 600 square foot Cannabis research and cultivation center. It subleases and shares office space at no cost with Pacific Shore Holdings, Inc., a stockholder and affiliate of Med-X. It subleases the research and cultivation center from Matthew Mills, the President and Chief Operating Officer of Med-X. Mark J. Richardson, the Company’s special counsel, is a partner of Richardson & Associates, which performs legal services for Med-X as outside legal counsel. Mr. Richardson owns five million shares of the founder’s common stock of Med-X.

In February, March and April of 2017, Pacific Shore Holdings, Inc., an affiliate and subsidiary of the Company, made unsecured short-term advances to the Company in the aggregate amount of $87,500, bearing no interest and payable on demand.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, of which approximately 97,438,446 shares are issued and outstanding as of March 31, 2018. Our authorized capital stock also includes 5,000,000 shares of Preferred Stock, par value $0.001, 10,000 of which are issued and outstanding as Series A (super voting) Preferred Stock, effective April 16, 2018, issued to Matthew Mills, our Chairman and President, in connection with the closing of the merger of Med-X and Pacific Shore. See “CAPITALIZATION.” Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Common Stock

Holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

Preferred Stock

We are authorized to issue 5,000,000 shares of Preferred Stock, par value $0.001 per share, having such rights, preferences and privileges, and issued in such series, as are determined by our Board of Directors. We currently have 10,000 shares of super voting Preferred Stock outstanding, held by our Chairman and President.

ERISA CONSIDERATIONS

General Fiduciary Obligations. Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

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Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Limited Transactions. Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Special Fiduciary Considerations. The Department of Labor issued new regulations in 2016 conferring fiduciary duty on certain professionals, such as investment advisors and possibly broker-dealers, who render advice to and earn compensation from ERISA Plans, IRAs, Keogh Plans and similar statutory retirement programs. The regulations include new disclosure rules relating to compensation and conflicts of interest. Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

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Reporting of Fair Market Value. Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plans fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

Tax Aspects. The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the shares will not be taxed as UBTI to tax-exempt shareholders, because they are participating only as passive financing sources.

Liquidity Considerations. ERISA Plans considering an investment in shares should consider the fact that the shares are illiquid and no public market for them is expected to develop in the near future. In the event of a desired or a mandatory (for example, the ERISA Plan beneficiary turns 70.5 years old) withdrawal of assets from the ERISA Plan, the shares may not be readily convertible into cash, making it difficult to effect the withdrawal from the ERISA Plan, possibly causing phantom income and financial penalties to the beneficiary.

TERMS OF THE OFFERING

Securities Offered

We are offering shares of common stock for a purchase price of $0.60 per share with a minimum purchase requirement of 700 shares ($420). The maximum offering is $13,562,978. We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. See “INVESTOR SUITABILITY STANDARDS.”

The purchase price for the shares will be payable in full upon subscription. Subscription funds which are accepted will be deposited directly into our operating account for immediate use by us. We have no obligation to refund subscriptions for shares in this offering. We have no required minimum offering amount for this offering and therefore no subscription escrow account has been established for it.

Subscription Period

The offering of shares will terminate on May 31, 2019, unless we extend the offering for up to an additional 60 days, or terminate the offering sooner in our sole discretion regardless of the amount of capital raised (the “Sales Termination Date”). The Sales Termination Date may occur prior to May 31, 2019 if subscriptions for the maximum number of shares have been received and accepted by us before such date. Subscriptions for shares must be received and accepted by us on or before such date to qualify the subscriber for participation in Med-X.

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Subscription Procedures

Completed and signed subscription documents and subscription checks should be sent to Med-X, Inc. at the following address: 8236 Remmet Avenue, Canoga Park, California 91304. Subscription checks should be made payable to Med-X, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Investor Suitability Standards

Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Offering Circular. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in us. Transferees of shares will be required to meet the above suitability standards.

Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Interim Investments

Company funds not needed on an immediate basis to fund our operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations, bank repurchase agreements, funds backed by government securities, short-term commercial paper, or in other similar interim investments.

Transfer Agent and Registrar

V-Stock Transfer, Inc., 18 Lafayette Place, Woodmere, New York 11598,.is the transfer agent and registrar for the shares.

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PLAN OF DISTRIBUTION

The shares are being offered by us on a best-efforts basis by our officers, directors and employees, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”), to raise capital in accordance with the exemption from registration available under Regulation A+ (Tier 2) of the Securities Act of 1933, as amended. We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the shares. We may also pay consulting fees to consultants who assist us with the offering, based on invoices submitted by them for services rendered. Consulting compensation and brokerage commissions may be paid in cash, common stock or warrants to purchase our common stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker-dealers for sales of shares attributable to them, and to consultants, and reimburse them for due diligence and marketing costs on an accountable or nonaccountable basis. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

On March 20, 2018, we entered into an advisory agreement with NMS Capital Advisors, Inc. (“NMS”), a registered broker-dealer firm and member of FINRA (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Company has engaged NMS as the Company’s exclusive financial advisor and placement agent for the Company’s securities offerings, except for this offering pursuant to Regulation A+ (Tier 2), for which it will not perform any services. The placement agent appointment is exclusive except for capital raised by us directly or indirectly, for which we are not obligated to pay NMS selling remuneration, or in certain circumstances we may be obligated to pay NMS reduced selling compensation. In consideration for these advisory and selling services, we paid or will pay NMS (i) an engagement fee on signing equal to 40,000 shares of our common stock, and (ii) a selling commission in cash (i.e., cash placement fee) equal to eight percent (8%) of the amount of capital raised or the value of the transaction closed with investors directly introduced to us by NMS, including the proceeds of any warrant exercises for warrants placed by NMS on behalf of the Company, and (iii) securities issued to NMS equal to 4% of the same securities issued by the Company to investors in the offering or transaction. In the event the Company must pay any third party registered broker fee with respect to the sale of securities, then the cash placement fee payable to NMS is reduced by such fee, but in no event will the cash placement fee payable to NMS be reduced to less than two percent (2%). In the event we consummate the sale of securities with an investor with whom we have an existing relationship, then the cash placement fee will be reduced to two percent (2%).

On September 16, 2016, we terminated the First Reg A Offering along with our Posting Agreement with StartEngine Crowdfunding, Inc. (“StartEngine”) and our Administrative Agreement with FundAmerica Securities, LLC and its affiliates (collectively, “FundAmerica”), except for our transfer agent agreement with FundAmerica Stock Transfer, LLC, which we retained until we replaced them in 2017 with V Stock Transfer, Inc. In the First Reg A Offering, we paid StartEngine cash fees of $38,450 and agreed to issue to it 209,444 five-year warrants to purchase up to 209,444 shares of our common stock at an exercise price of $0.60 per share. We also paid FundAmerica total cash fees of $9,759 for its services in the First Reg A Offering. In the Second Reg A Offering from June 30, 2017 to May 1, 2018 (scheduled to continue until May 29, 2018, or June 29, 2018), so far we have paid StartEngine cash fees of $63,817and have agreed to issue them 71,944 additional five-year warrants having the same terms and conditions as the first warrants issued to them.

The Posting Agreement

The Company plans to enter into a new Posting Agreement with StartEngine Crowdfunding, Inc. (“StartEngine”), a portal website that hosts public securities offerings, primarily those that are exempt from registration under Regulation A+ promulgated under Section 3(b) of the Securities Act of 1933, as amended. In consideration for hosting the public offering covered by this Offering Circular, including posting our Offering Circular, Subscription Documents and related materials on StartEngine.com, StartEngine will receive the following compensation from the Company, payable from the subscription account as subscription funds are deposited and accepted by FundAmerica and the Company.

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1.	A cash payment of $50 per investor who is accepted as a shareholder of the Company;

2.	A number of five year warrants to purchase the Company’s common stock exercisable at $0.60 per share on a cash or cashless basis, equal to the product of 50 multiplied by the number of investors in this offering, with that number then divided by 0.3 (30%) of $0.60, the offering price, or 0.18. To illustrate, assuming we have 3,000 investors, the formula would be:

Number of warrants = (50 x 3,000) = 150,000 / 0.3 x 0.60 = 833,334 warrants. The warrants have standard adjustment provisions for stock splits, stock dividends, recapitalizations and similar transactions. Either party may terminate the agreement at any time upon 15 business days prior written notice to the other party, provided, that the Company is not permitted to re-post on a website that competes with Start Engine for a period of 30 days after termination if the Company terminates this offering early without cause and Start Engine is not then in breach of this agreement.

REPORTS TO SHAREHOLDERS

For tax and accounting purposes, our fiscal year will end on December 31st of each year and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at our address. We will furnish each shareholder, within 120 days after the end of each fiscal year, our audited financial statements in an Annual Report on Form 1-K filed with the Securities Exchange Commission, and within 90 days after the 30th of June of each fiscal year, our unaudited financial statements in a Semi-Annual Report on Form 1-S, also filed with the Securities Exchange Commission.

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into his Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Matthew Mills at our executive offices. The telephone number is (818) 349-2870. We reserve the right, however, in its sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

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ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

FINANCIAL STATEMENTS

The balance sheets of the Company at December 31, 2016 and December 31, 2017, and the statements of operations, statements of cash flows and statements of stockholders equity for the calendar fiscal years 2016 and 2017 on the following pages have been prepared by management and have been audited by our independent certified public accounting firm, MJF & Associates, APC. The balance sheets of Pacific Shore Holdings, Inc. as of December 31, 2016 and December 31, 2017, and the statements of operations, statements of cash flows and statements of stockholders’ equity for the calendar fiscal years 2016 and 2017 on the following pages have been prepared by management and have been audited by our independent certified public accounting firm, MJF & Associates, APC. The pro forma combined balance sheets of the Company and Pacific Shore Holdings, Inc., an affiliate recently acquired by the Company in a merger that closed on April 16, 2018, as of December 31, 2016 and 2017, and the pro forma combined statements of operations for the calendar fiscal years 2016 and 2017 on the following pages (i.e., Note 15 to the Pacific Shore Notes to the Financial Statements and the Med-X Notes to Financial Statements), after the audited financial statements of the Company and Pacific Shore Holdings, Inc., have been prepared by management and have not been audited by our independent certified public accounting firm.

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Med-X, Inc.

Financial Statements and Independent Auditors’ Report

December 31, 2016 and December 31, 2017 (Audited)

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MED-X, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Shareholders and the Board of

Directors of Med-X, Inc.

Opinion on the financial statements

We audited the accompanying balance sheets of Med-X, Inc. (“the Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2017 and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 11 to the financial statements, the entity has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have served as the Company’s auditor since 2015.

Los Angeles, California

April 4, 2018

515 S. Flower Street, Suite 3600, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726

Los Angeles • San Diego • San Francisco • Dallas • New York

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MED-X, INC.
BALANCE SHEETS
DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS
Current Assets
Cash and equivalents	$150,255	$88,795
Accounts receivable	755	755
Restricted Cash	12,241	55,726
Inventory	6,337	6,998
Total Current Assets	169,588	152,274

Property and Equipment, Net	187,313	274,923

TOTAL ASSETS	$356,901	$427,197

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$108,392	$70,992
Accrued liabilities	-	3,100
Short-term loan payable	207,000	80,000
Deferred revenue	3,735	4,530
Accrued vacation	-	5,924
Total Current Liabilities	319,127	164,546

Total Liabilities	319,127	164,546

Stockholders' Equity
Common stock (par value of $.001; 300,000,000 shares authorized; (95,060,491 and 94,404,430 shares issued and outstanding)	95,060	94,404
Preferred stock (par value of $.001; 5,000,000 shares authorized; (No shares issued and outstanding)
Additional paid in capital	2,689,788	2,179,070
Accumulated Deficit	(2,747,074)	(2,010,823)
Total Stockholders' Equity	37,774	262,651

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$356,901	$427,197

The accompanying notes are an integral part of these financial statements

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MED-X, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMEBER 31, 2017 AND 2016

	2017	2016

Sales	$27,269	$16,255
Cost of Goods Sold	7,752	2,274
Gross Profit	19,517	13,981

Selling General and Administrative Expenses

Selling & Marketing	214,000	688,073
Research & Development	-	300
Personnel & Outside Services	216,797	393,159
Non-cash Compensation	150,362	351,553
General and Administrative	174,609	173,357
Total Operating Expenses	755,768	1,606,442

Net Loss	$(736,251)	$(1,592,461)

Loss per Share	$(0.01)	$(0.02)
Basic and diluted
Weighted Average Shares Outstanding	94,526,767	93,482,461

The accompanying notes are an integral part of these financial statements

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MED-X, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Common	Common	Additional Paid	Accumulated	Total
	Shares	Stock	in Capital	(Deficit)	Equity

Balance at December 31, 2015	92,394,850	$92,395	$738,439	$(418,362)	$412,472

Shares issued for cash	2,009,580	$2,010	$1,203,738	-	$1,205,748

Offering Costs	-	$-	$(115,397)	$-	$(115,397)

Stock Option Non-Cash Compensation	-	$-	$351,553	-	$351,553

Fair value of rental from shareholder	-	$-	$736	-	$736

Net Loss	-	-	-	$(1,592,461)	$(1,592,461)

Balance at December 31, 2016	94,404,430	$94,404	$2,179,070	$(2,010,823)	$262,651

Shares issued for cash	656,061	$656	$390,532	-	$391,188

Offering Costs	-	$-	$(30,912)	$-	$(30,912)

Stock Option Non-Cash Compensation	-	$-	$150,362	-	$150,362

Fair value of rental from shareholder	-	$-	$736	-	$736

Net Loss	-	-	-	$(736,251)	$(736,251)

Balance at December 31, 2017	95,060,491	$95,060	$2,689,788	$(2,747,074)	$37,774

The accompanying notes are an integral part of these financial statements

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MED-X, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Net loss	$(736,251)	$(1,592,461)
Adjustment to net loss:
Stock Option Grant	150,362	351,553
Depreciation and amortization	87,610	72,060
Fair value of rent borne by shareholder	736	736
Changes in operating assests and liabilities:
Accounts receivable	-	(555)
Inventory	661	(6,998)
Prepaid expenses	-	-
Accounts payable	37,399	45,698
Deferred Revenue	(795)	4,530
Accrued liabilities	(9,024)	3,824
Net cash (used in) operating activities	(469,302)	(1,121,613)

Cash flows from investing activities:
Deposits for equipment purchase	-	-
Purchase of property and equipment	-	(160,226)
Net cash (used in) investing activities	-	(160,226)

Cash flows from financing activities:
Common stock issued for cash net of offering costs	360,277	1,090,352
Restricted Cash	43,485	(55,726)
Proceeds from note payable-related party	173,500	110,000
Repayments of note payable-related party	(46,500)	(30,000)
Net cash provided by financing activities	530,762	1,114,626

Net increase/(decrease) in cash and equivalents	61,460	(167,213)

Cash and equivalents at beginning of year	88,795	256,008

Cash and cash equivalents at end of year	$150,255	$88,795

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:	-
Cash paid during the year for:
Income Tax	$800	$800
Interest	$-	$-

The accompanying notes are an integral part of these financial statements

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Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 1 - Nature of Operations

Organization and Description of Business

Med-X, Inc. was incorporated in the State of Nevada on February 24, 2014. The Company is engaged in the business of product development, distribution, and marketing for the “Green Scene” natural products which will be expanded if we close our pending merger with our affiliate, Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”). The Company and PSH developed a series of proprietary natural and “green” branded products under division names Nature-Cide®, Thermal-Aid®, Home Spa™ and Maliblu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries such as professional pest control, sanitation, hospitality, transportation and agriculture, including Cannabis cultivation. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for various ailments suffered by adults, children and animals. Nature-Cide® and Thermal-Aid® brands are distributed through ecommerce platforms as well as by national distribution firms in the United States, with international capability. Home Spa Shower Sprays are an essential oil based product distributed through ecommerce platforms. Maliblu Brands are all-natural essential oils, including Hemp and CBD oil products, designed to treat a variety of ailments and are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes sophisticated Cannabis media content to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and publishes a daily news video through social and news applications. Med-X also plans to cultivate high quality custom-bred Cannabis primarily for sale for medicinal use to treat aliments or their symptoms such as pain, sleep deprivation, appetite disorders, and neurological conditions. As these core businesses evolve, we will seek to develop and monetize (i) techniques for the recognition and extraction of Cannabis compounds for the medical industry, and (ii) a cost-effective pharmacy automation system for the pharmaceutical and Cannabis industries.

NOTE 2 - Summary of Significant Accounting Policies

Principles of Reporting

This summary of significant accounting policies of Med-X, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

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Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, inventory valuation, the useful lives and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605 “Revenue Recognition in Financial Statements” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance.

The Company had no returns during 2017 or 2016.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties, and certificates of deposit with original maturities of 90 days or less to be cash equivalents. There were no cash equivalents at December 31, 2017 or 2016.

Inventory

Inventory consists mainly of finished goods which are to be valued at the lower of cost or market method.

Property and Equipment

At December 31, 2017 and 2016, property and equipment consists of software, laboratory building improvements on leased land and related furniture and equipment and are stated at cost. The Company depreciates the cost of property and equipment using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Years
Software and Website	5
Furniture and Equipment	3
Building Improvements	Lease term

Expenditures for maintenance and repairs are expensed as incurred.

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Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, including operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted from the capital raised.

Impairment of Long Lived Assets

FASB ASC Topic 360, “Property, Plant, and Equipment,” requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company did not require any impairment to long-lived assets as of December 31, 2017 or 2016.

Fair Value of Financial Instruments

The Company follows FASB ASC Topic 820, “Fair Value Measurements and Disclosures” related to the accounting for financial assets and financial liabilities and items that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually. This standard provides a single definition of fair value and a common framework for measuring fair value as well as new disclosure requirements for fair value measurements used in financial statements. Fair value measurements are based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants exclusive of any transaction costs, and are determined by either the principal market or the most advantageous market. The principal market is the market with the greatest level of activity and volume for the asset or liability. Absent a principal market to measure fair value, the Company would use the most advantageous market, which is the market that the Company would receive the highest selling price for the asset or pay the lowest price to settle the liability, after considering transaction costs. However, when using the most advantageous market, transaction costs are only considered to determine which market is the most advantageous and these costs are then excluded when applying a fair value measurement.

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Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

The Company follows the FASB issued amendments to the accounting standards related to the measurement of liabilities that are routinely recognized or disclosed at fair value. This standard clarifies how a company should measure the fair value of liabilities, and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The fair value accounting standard creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

The Company did not have any assets or liabilities to measure at fair value as of December 31, 2017 and 2016.

Stock Based Compensation

The Company records stock-based compensation as an expense net of the estimated impact of forfeited awards. As such, the Company recognizes stock-based compensation cost only for those stock-based awards that are estimated to vest over their requisite service period, based on the vesting provisions of the individual grants. The cumulative effect on current and prior periods of a change in the estimated forfeiture rate is recognized as compensation cost in earnings in the period of the revision.

Accounts Receivable

All accounts receivables are trade related. According to the Company’s management’s evaluation, there was no need for an allowance for doubtful accounts as of December 31, 2017 or 2016.

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Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Restricted Cash

The Company has funds held in escrow by an Escrow Agent received from the Company’s Regulation A+ Offering. As of December 31, 2017, the Company had $12,241. These funds are being held by the Escrow Agent and fluctuate based upon investment disbursements received from the Regulation A+ Offering.

Basic and Diluted Net Loss Per Share

Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no dilutive securities during the years ended December 31, 2017 or 2016.

Recent Accounting Pronouncements

In January 2017, the FASB issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its financial statements.

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Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statement.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The adoption of this accounting standard update does not have a significant impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

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Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 3 – Property and Equipment

Property and equipment are summarized by major classifications as follows as of December 31, 2017 and 2016:

	2017	2016
Buildings & improvements	$158,065	$158,065
Furniture & equipment	80,722	80,722
Software	140,000	140,000
	378,787	378,787
Less: Accumulated depreciation	191,474	103,864
	$187,313	$274,923

NOTE 4 – Income Taxes

The provision (benefit) for income taxes consists of the following components for 2017 and 2016:

	2017	2016
Current	$-0-	$-0-
Deferred	-0-	-0-
	$-0-	$-0-

The effective income tax rate for the years ended December 31, 2017 and 2016 consisted of the following:

	2017	2016
Federal statutory income tax rate	(35.00%)	(35.00%)
State income taxes-net	(5.75%)	(5.75%)
Valuation allowance	40.75%	40.75%
Permanent difference	0.00%	0.00%
Net effective income tax rate	0.00%	0.00%

The Company’s total deferred tax asset, deferred tax liabilities, and deferred tax asset valuation allowance as of December 31, 2017 and 2016 were as follows:

	2017	2016
Net operating loss carryforward	$600,538	$676,152
Less: valuation allowance	(600,538)	(676,152)

Net Deferred tax assets	-	-

-12-

Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

The deferred tax asset was based upon a net operating loss carryforward of approximately $2,245,000 and $1,659,000 as of December 31, 2017 and 2016. Realization of the future tax benefits related to the deferred tax asset is dependent upon many factors, including the Company’s ability to generate future taxable income. Due to the uncertainty of future earnings, management is unable to predict whether the deferred tax asset will be realized and, accordingly, has recorded a full valuation allowance against this asset. The Company has 20 years in which to utilize its net operating loss carryforward. The loss carryforward will begin to expire in 2034. The decrease in the gross deferred tax asset and the related valuation allowance in 2017 is due to the reduction in corporate income tax rate enacted in December 18, 2017 effective January 1, 2018.

The federal and state income tax returns of the Company for 2017 and 2016 are subject to examination by the Internal Revenue Service, generally for three years and State Franchise Tax Board for four years after they were filed. The Company's tax returns for the period from inception (February 24, 2014) to December 31, 2016 are open for assessment.

The Company had no uncertain tax positions at December 31, 2017 or 2016.

NOTE 5 – Lease and Commitments

The Company conducts its operations from facilities located in Canoga Park, California. Currently the Company has an agreement with one of its affiliates, Pacific Shore Holdings, Inc., whereby the Company utilizes minimal space for Administrative purposes. Pacific Shore does not charge a monthly lease fee to the Company as Pacific Shore received 10,000,000 shares of common stock for a cash infusion of $10,000 in addition to forgiveness of lease commitment and other expenses. The shares were issued in 2014 and recorded at par value because the Company had no operations and had insignificant assets.

The Company also has entered into a five year lease for approximately 600 square feet of land from one of its Executives on which the Company constructed its own test facility. The Company’s cost for the use of the land is that it pays the utilities related to the property. The Company has accounted for the fair value of the rent separately in these financial statements (See Note 6 below).

NOTE 6 – Related Party Transactions

The Company, as disclosed in Note 5 – Leases and Commitments, leases approximately 600 square feet of land from one of its Executives. The fair market value of the lease was $736 per year which was expensed during 2017 and $736 during 2016. In addition, the Company is provided use of minimal administrative office space at the offices of an affiliate, Pacific Shore Holdings, Inc. Mark Richardson of the law firm Richardson & Associates, a director and shareholder of the Company, provides legal services related to SEC activities to the Company at no charge. The Company incurred legal expenses paid to Richardson & Associates of $2,719 and incurred additional legal expenses of $18,634 in 2017 for legal services provided. In addition, Mr. Richardson received Founder’s shares in the Company, which had no value as the Company did not have any assets or operations at the time the shares were issued.

-13-

Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

During 2016 the Company borrowed from Pacific Shore Holdings, Inc. $110,000 as a short-term non-interest bearing loan. During December 2016, the Company repaid Pacific Shore Holdings, Inc. $30,000 of the short-term loan and reimbursed $9,613 for expenses paid on the Company’s behalf. The Company also has a payable to Pacific Shores of $38,375 and a short-term loan payable of $80,000 at December 31, 2016.

During 2017 the Company borrowed from Pacific Shore Holdings, Inc. $173,500 as a short-term non-interest bearing loan. During 2017, the Company repaid Pacific Shore Holdings, Inc. $30,000 of the short-term loan and reimbursed $20,679 for expenses paid on the Company’s behalf. The Company also has a payable to Pacific Shores of $8,994 and a short-term loan payable of $207,000 at December 31, 2017.

The majority of the Company’s Board of Directors and Officers are also members of the Board of Directors and are Officers of the Company’s affiliate Pacific Shore Holdings, Inc. Pacific shore Holdings, Inc. also sells to the Company its Nature-Cide product for resale utilized by the cannabis cultivation segment of the industry.

NOTE 7 – Concentration of Credit Risks

Concentration of Major Customers

As of December 31, 2017, the Company’s trade accounts receivable was $755 from one customer.

For the year ended December 31, 2017 the Company received 34% of its revenue from two customers and for the year ended December 31, 2016 the Company received 94% of its revenue from three customers. As of December 31, 2017, the specific concentration was Customer A at 21%, Customer B at 13%. As of December 31, 2016, the specific concentration was Customer A at 44%, Customer B at 26% and Customer C at 24%.

Concentration of Supplier Risk

Therefore, there are no specific vendor dependencies which would result in a concentration risk.

NOTE 8 – Common Stock

During 2017 the Company issued 656,061 shares of common stock at $.60 per share. 307,137 shares were issued under the Regulation A+ Offering. The Company received net proceeds of $167,712 from this offering. An additional 348,924 shares were issued under a private placement on or about October 1, 2017 at $.60 per share. The Company received net proceeds of $205,967 from this offering.

During 2016 the Company issued 2,009,580 shares of common stock at $.60 per share. 1,454,247 shares were issued under the Regulation A+ Offering commencing on or about February 8, 2016. The Company received net proceeds of $758,352 from this offering. An additional 555,333 shares were issued under a private placement on or about October 1, 2016. The Company received net proceeds of $332,000 from this offering.

-14-

Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

In August of 2015 the Company filed with the Securities and Exchange Commission (SEC) Form 1-A to raise equity under Regulation A+. The share price was $.60 per share with a minimum investment of $420. In November 2015 the Company received a notice from the SEC qualifying the Company to raise capital under Regulation A+. In December 2015 the Company began a “Test the Waters” program through the crowdfunding portal StartEngine to gauge interest from potential investors. In February 2016 the Company began selling shares under Regulation A+ at $.60 per share.

NOTE 9 – Stock Options

On May 2, 2016, the Company adopted its 2016 Stock Incentive Plan (the “Plan”). The plan allows the Company to offer an option or a share purchase right to employee, director, consultant or a member of the board of directors. Under the Plan, the maximum number of shares that may be issued shall not exceeded 10,000,000 shares. During 2017 two employees previously granted options left the Company. They chose not to exercise their vested options. The term of the option shall not exceed 10 years from the date of grant. As of grant date 37.8% of the shares shall vest on the grant date, and enter remaining portion 62.2% of the shares subject to the option shall vest each quarterly thereafter per individual option grants. The grants were made to 13 employees, two independent directors and three consultants. The exercise price of the stock options is $0.60 per share for 3,030,000 of them and $0.66 per share for 1,000,000 of them. As of December 31, 2017 the grant date fair value of the option was $617,359 and the amount expensed during the year was $150,362. During 2017 115,000 options were forfeited and cancelled due to two employees leaving the Company and choosing to not exercise their options.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period.

(1) Risk-free interest rate - Risk-free interest rate was based on the US Treasury bond yield for a similar duration, as of the day of grant.

(2) Volatility - Volatility was based on the volatility of the Company, analyzed over historical weekly share prices for one year immediately prior to the day of grant.

(3) Dividend yield - Dividend yield was estimated by the Company based on its expected dividend policy over the contractual life of the options.

(4) Fair value of the ordinary shares - When estimating the fair value of the ordinary shares on the grant dates, management used the pricing in the most recent financing activities.

-15-

Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

The following is a summary of the Company’s stock option activity for the year ended December 31, 2017:

		Weighted
		Average	Aggregate
	Options	Exercise	Intrinsic
	Outstanding	Price	Value

Outstanding at December 31, 2016	4,145,000	$.61	$-
Granted	4,145,000	$0.61
Canceled	115,000	$.61
Exercised	-
Outstanding at December 31, 2017	4,030,000	$0.61
Exercisable at December 31, 2017	3,318,956	$0.61

The number and weighted average exercise prices of all options outstanding as of December 31, 2017, are as follows:

Options Outstanding
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	31-Dec-17	Price	(Years)

$0.66	1,000,000	$0.66	3.3
$0.60	3,030,000	$0.60	8.3
	4,030,000	$0.61	6.9

-16-

Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

The number and weighted average exercise prices of all options exercisable as of December 31, 2017, are as follows:

Options Outstanding
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	31-Dec-17	Price	(Years)

$0.66	1,000,000	$0.66	3.3
$0.60	3,030,000	$0.60	8.3
	4,030,000	$0.61	7.9

NOTE 10 – Warrants

During 2017 the Company issued 71,944 warrants under an Agreement with a third-party platform as part of its compensation for handling the Regulation A+ investor activity. During 2016 the Company issued 209,444 warrants under an Agreement with a third-party platform as part of its compensation for handling the Regulation A+ investor activity. The number of warrants were calculated based upon the number of investors during each period. The exercise price of the warrants is at $.60 per share which is the same as current Offering price. Since the warrants were issued in connection with raising equity there was no income statement impact of the issuance of the warrants as the entry to record the warrants at their fair value of $72,419 as of December 31, 2017 and $53,903 as of December 31, 2016, as a debit to Additional Paid in Capital with the credit offset to Additional Paid in Capital.

The fair value of the warrants was computed using the same assumptions described in Note 9. These warrants are plain vanilla warrants and are classified as equity as there is no reset or other provisions to affect their classifications.

-17-

Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 11 – Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended December 31, 2017 and 2016, the Company incurred net losses of $736,251 and $1,592,461, respectively. The Company has an accumulated deficit of $2,747,074 as of December 31, 2017. Continued losses may adversely affect the liquidity of the Company. Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet depends on continued operations of the Company, which in turn depends on the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the year ended December 31, 2017 toward (i) obtaining additional equity capital (ii) controlling salaries and general and administrative expenses, (iii) management of accounts payable, (iv) evaluation of its distribution and marketing methods, and (v) increasing marketing and sales. In order to control general and administrative expenses, the Company has established internal financial controls in all areas, specifically in hiring and overhead cost. The Company has also established a hiring policy under which the Company will refrain from hiring additional employees unless approved by the Chief Executive Officer and Chief Financial Officer. Accounts payable are reviewed and approved or challenged on a daily basis. Senior management reviews the annual budget to ascertain and question any variance from plan, on a quarterly basis, and to anticipate and make adjustments as may be feasible.

NOTE 12 – Legal Proceeding

As of the date of this Audit Report there are no pending legal proceedings.

NOTE 13 – Other Events

The Company received a certified letter on September 22, 2016, dated September 16, 2016, from the Securities and Exchange Commission (“SEC”). The letter issued an Order Temporarily Suspending Exemption of the Company’s Regulation A+ Offering due to the Company not filing its 2015 Annual Report on Form 1-K by April 30, 2016. On September 19, 2016, the Company filed its 2015 Annual Report on Form 1-K and 2016 Semiannual Report on Form 1-SA with the SEC. The Company has requested the suspension be lifted and the offering be reinstated as the appropriate filings have been made by us and received by the SEC. The Company believed in good faith that its first report due to the SEC was the Semiannual Report on Form 1-SA due on September 30, 2016. The Company had a hearing with the SEC to have the temporary suspension order vacated. The hearing was initially scheduled for December 14, 2016. This hearing was subsequently rescheduled for mid-January 2017. On May 8, 2017 the SEC’s Administrative Law Judge issued an Initial Decision to lift the Order Temporarily Suspending Exemption of the Company’s Regulation A+ Offering. On June 30, 2017 the Company filed its amendment to the Regulation A+ Offering and was qualified by the SEC. On August 24, 2017 the SEC provided notice that the Initial Decision by the Administrative Law Judge was declared effective and the Temporary Suspension was vacated.

On December 15, 2017 the Company entered into an Agreement of Merger and Plan of Reorganization with Pacific Shore Holdings, Inc. The merger is anticipated to be finalized at the end of the first quarter of 2018 or early April 2018.

-18-

Med-X, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 14 – Subsequent Events

In January 2018 the Company repaid $200,000 and $7,000 in February 2018 to Pacific Shore Holdings, Inc. This paid in full the short term loan from Pacific Shore Holdings, Inc.

In February 2018, the Company loaned $225,000 to Pacific Shore Holdings, Inc. as a short term loan, and the Company loaned an additional $175,000 to Pacific Shore Holdings, Inc. as a short term loan in March 2018. These advances are planned to be eliminated upon the completion of the merger.

During March 2018 the Company entered into an Engagement Agreement with a broker-dealer to act as the Company’s exclusive financial advisor and placement agent as well as providing investment banking services.

As of the date of this report the Company has sold 632,954 common shares in its Regulation A+ Offering and 1,571,666 common shares in its private placement. The Company received net proceeds of $1,377,203 from this offering.

NOTE 15 – UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 15, 2017, Med-X, Inc. (Med-X”) and its shareholders entered into merger agreement, with Pacific Shores Holdings, Inc. (“PSH”) pursuant to which PSH shareholders would receive one share of Med-X common stock for exchange of two shares of PSH common stock. PSH shareholders have the option to receive Appraisal Rights if they do not consent.

The accompanying pro forma consolidated statements of operations present the accounts of Med-X and PSH. Med-X and PSH are entities under common control. Accordingly the combined pro forma information is presented at historical cost.

The accompanying pro forma consolidated statements of operations are for the years ended December 31, 2016 and 2017, as if the merger occurred on January 1, 2017 and January 1, 2016, for the purpose of the statements of operations, respectively. The accompanying pro forma consolidated balance sheet presents the accounts of Med-X and PSH as of December 31, 2017 as if the merger took place as of that date. These were derived from the audited financial statements of Med-X, Inc and PSH for the years ended December 31, 2017 and 2016.

The following adjustments would be required if the acquisition occurred and have been reflected in the pro forma information as indicated below:

A.	Issuance of approximately 55,150,000 shares of Med-X to the shareholders of PSH

B.	Cancellation of approximately 45,700,000 shares of Med-X owned by an Officer and 9,450,000 shares of Med-X owned by PSH

C.	Elimination of PSH’s capital accounts as result of recapitalization.

-19-

MED-X AND PACIFIC SHORE HOLDINGS, INC.

BALANCE SHEETS
December 31, 2017
(UNAUDITED)

	PSH 2017	Med-X 2017	Eliminations	ProForma 2017
ASSETS
Current Assets
Cash and cash equivalents	$54,425	$150,255	-	$204,680
Restricted cash	$-	12,241	-	12,241
Trade receivables	41,702	755	-	42,457
Other receivables	207,000	-	(207,000)	-
Inventory	545,695	6,337	-	552,032
Prepaid inventory	30,000	-	-	30,000
Lease deposit	75,736	-	-	75,736
Prepaid expenses	155	-	-	155
Prepaid taxes	-	-	-	-
Prepaid rent	9,430	-	-	9,430
Total Current Assets	964,143	169,588	(207,000)	926,731

Property and Equipment, Net	218,060	187,313		405,373

Other Assets

Trademark, Net	14,447	-	-	14,447
Miscellaneous investment	10,000	-	(10,000)	-
Total Other Assets	24,447	-	(10,000)	14,447
TOTAL ASSETS	$1,206,650	$356,901	$(217,000)	$1,346,551

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$624,754	$108,392	-	$733,146
Sales tax payable	28		-	28
Current portion settlement payable	120,000	-	-	120,000
Accrued payables	20,000		-	20,000
Accrued employee related payable	97,304		-	97,304
Short-term loan payable	-	207,000	(207,000)	-
Deferred revenue	-	3,735	-	3,735
Note payable	-	-	-	-
Line of credit	18,032	-	-	18,032
Current portion of long term note payable	19,365	-	-	19,365
Total Current Liabilities	899,483	319,127	(207,000)	1,011,610

Long Term Liabilities
Long term portion settlement payable	25,000	-	-	25,000
Long term note payable, net of current portion	49,944	-		49,944
Total Long Term Liabilities	74,944	-	-	74,944

Total Liabilities	974,427	319,127	(207,000)	1,086,554

Stockholders' Equity
Preferred stock (no par value; 10,000,000 shares authorized;
(20,000 and 10,000 issued and outstanding)	-	-	-	-
Common stock (no par value; 300,000,000 shares authorized;
(95,060,491 shares issued and outstanding)	11,539	95,060	(11,539)	95,060
Additional paid in capital	19,757,595	2,689,788	1,539	22,448,922
Retained earnings (deficit)	(19,536,911)	(2,747,074)	-	(22,283,985)
Total Stockholders' Equity	232,223	37,774	(10,000)	259,997

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,206,650	$356,901	$(217,000)	$1,346,551

-20-

MED-X, INC. AND PACIFIC SHORE HOLDINGS, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(UNAUDITED)

	PSH 2017	Med-X 2017	ProForma 2017	PSH 2016	Med-X 2016	ProForma 2016

Sales	$589,840	$27,269	$617,109	$466,826	$16,255	$483,081
Cost of Goods Sold	407,475	7,752	415,227	343,853	2,274	346,127
Gross Profit	182,365	19,517	201,882	122,973	13,981	136,954

General and Administrative Expenses

Selling & Marketing Expenses	170,711	214,000	384,711	379,607	688,073	1,067,680
Research & Development	-	-	-	-	300	300
Personnel & Outside Services Expenses	1,440,042	216,797	1,656,839	1,865,581	393,159	2,258,740
Non-cash Compensation	-	150,362	150,362		351,553	351,553
General and Administrative Expenses	835,498	174,609	1,010,107	781,918	173,357	955,275
Total Operating Expenses	2,446,251	755,768	3,202,019	3,027,106	1,606,442	4,633,548

Income (Loss) from Operations	(2,263,886)	(736,251)	(3,000,137)	(2,904,133)	(1,592,461)	(4,496,594)

Other Income (Expense)
Interest Expense	57,767	-	57,767	9,589	-	9,589
Total Other Income (Expense)	57,767	-	57,767	9,589	-	9,589

Income (Loss) Before Income Taxes	(2,321,653)	(736,251)	(3,057,904)	(2,913,722)	(1,592,461)	(4,506,183)

Net Income (Loss)	$(2,321,653)	$(736,251)	$(3,057,904)	$(2,913,722)	$(1,592,461)	$(4,506,183)

Income (Loss) per Share ----	$(0.02)	$(0.01)	$(0.03)	$(0.03)	$(0.02)	$(0.05)
Basic and Fully Diluted
Weighted Average Shares Outstanding	113,051,092	94,526,767	94,526,767	108,665,452	93,482,461	93,482,461

-21-

PACIFIC SHORE HOLDINGS, INC.

Financial Statements and Independent Auditors’ Report

December 31, 2016 and December 31, 2017 (Audited)

-1-

PACIFIC SHORE HOLDINGS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

-2-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Shareholders and the Board of Directors of

Pacific Shore Holdings, Inc.

Opinion on the financial statements

We audited the accompanying balance sheets of Pacific Shore Holdings, Inc. (“the Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2017 and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared assuming the entity will continue as a going concern. As discussed in Note 10 to the financial statements, the entity has suffered recurring losses from operations and has accumulated deficit of $19,536,911 and $17,215,258 as of December 31, 2017 and 2016, respectively, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have served as the Company’s auditor since 2015.

Los Angeles, California

April 4, 2018

515 S. Flower Street, Suite 3600, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726

Los Angeles • San Diego • San Francisco • Dallas • New York

-3-

PACIFIC SHORE HOLDINGS, INC.

BALANCE SHEETS
DECEMBER 31, 2017 AND DECEMBER 31, 2016

	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$54,425	$34,189
Trade receivables	41,702	97,845
Other receivables	207,000	80,000
Inventory	545,695	599,106
Prepaid inventory	30,000	30,000
Lease deposit	75,736	94,125
Prepaid expenses	155	662
Prepaid taxes	-	-
Prepaid rent	9,430	9,430
Total Current Assets	964,143	945,357

Property and Equipment, Net	218,060	290,056

Other Assets

Trademark, Net	14,447	15,875
Miscellaneous investment	10,000	10,000
Total Other Assets	24,447	25,875
TOTAL ASSETS	$1,206,650	$1,261,288

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$624,754	$656,037
Sales tax payable	28	54
Current portion settlement payable	120,000	-
Accrued payables	20,000	10,020
Accrued employee related payable	97,304	91,550
Note payable	-	-
Line of credit	18,032	33,317
Current portion of long term note payable	19,365	21,981
Total Current Liabilities	899,483	812,959

Long Term Liabilities
Current portion settlement payable	25,000	-
Long term note payable, net of current portion	49,944	67,347
Total Long Term Liabilities	74,944	67,347

Total Liabilities	974,427	880,306

Stockholders' Equity
Preferred stock (no par value; 10,000,000 shares authorized;
(20,000 and 10,000 issued and outstanding)	-	-
Common stock (no par value; 290,000,000 shares authorized;
(115,388,691 and 108,639,988 shares issued and outstanding)	11,539	10,864
Additional paid in capital	19,757,595	17,585,376
Retained earnings (deficit)	(19,536,911)	(17,215,258)
Total Stockholders' Equity	232,223	380,982

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,206,650	$1,261,288

The accompanying notes are an integral part of these financial statements

-4-

PACIFIC SHORE HOLDINGS, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Sales	$589,840	$466,826
Cost of Goods Sold	407,475	343,853
Gross Profit	182,365	122,973

General and Administrative Expenses

Selling & Marketing Expenses	170,711	379,607
Personnel & Outside Services Expenses	1,440,042	1,865,581
General and Administrative Expenses	835,498	781,918
Total Operating Expenses	2,446,251	3,027,106

Income (Loss) from Operations	(2,263,886)	(2,904,133)

Other Income (Expense)
Interest Expense	57,767	9,589
Total Other Income (Expense)	57,767	9,589

Income (Loss) Before Income Taxes	(2,321,653)	(2,913,722)

Net Income (Loss)	$(2,321,653)	$(2,913,722)

Income (Loss) per Share ----	$(0.02)	$(0.03)
Basic and Fully Diluted
Weighted Average Shares Outstanding	113,051,092	108,665,452

The accompanying notes are an integral part of these financial statements

-5-

PACIFIC SHORE HOLDINGS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2017 and 2016

	Preferred	Preferred	Common	Common		Retained Earnings/	Total
	Shares	Stock	Shares	Stock	APIC	(Deficit)	Equity

Balance at 12/31/15	10,000	-	108,674,988	10,864	15,121,772	(14,301,536)	831,100

Shares issued for cash	-	-	8,505,018	-	3,005,010	-	3,005,010

Offering Costs	-	-	-	-	(471,406)	-	(471,406)

Share repurchase	-	-	(35,000)	-	(70,000)	-	(70,000)

Share Cancellation	-	-	(8,505,018)	-	-	-	-

Net Loss	-	-	-	-	-	(2,913,722)	(2,913,722)

Balance at 12/31/16	10,000	-	108,639,988	10,864	17,585,376	(17,215,258)	380,982

Shares issued for cash	-	-	11,277,811	175	3,160,528	-	3,160,703

Shares Issued consideration	10,000		5,000,000	500	(500)	-	-

Offering Costs	-	-	-	-	(587,809)	-	(587,809)

Share repurchase	-	-	(400,000)	-	(200,000)		(200,000)

Share Cancellation	-	-	(9,129,108)	-	(200,000)	-	(200,000)

Net Loss	-	-	-	-	-	(2,321,653)	(2,321,653)

Balance at 12/31/17	20,000	-	115,388,691	11,539	19,757,595	(19,536,911)	232,223

The accompanying notes are an integral part of these financial statements

-6-

PACIFIC SHORE HOLDINGS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Cash flows (used in) operating activities:
Net income (loss)	$(2,321,653)	$(2,911,942)
Adjustments to reconcile net income (loss)
to net cash (used in) operating activities:
Depreciation and amortization	80,785	87,652
Changes in operating assests and liabilities:
Trade receivables	56,143	(39,171)
Prepaid expenses	-	-
Inventory	53,256	63,142
Prepaid inventory	-	18,736
Deposits	19,030	(486)
Accounts payable	(31,283)	215,433
Accrued expenses	155,000	8,560
Accrued employee salary and benefits	5,754	12,605
Lease payables	(13,023)	58,828
Sales tax payable	(26)	(100)
Net cash (used in) operating activities	(1,996,017)	(2,486,743)

Cash flows from investing activities:
Med-X receivable	(127,000)	(77,784)
Cash payments for the purchase of property	(7,360)	(125,362)
Net cash (used in) investing activities	(134,360)	(203,146)

Cash flows from financing activities:
Common stock issued for cash net of offering costs	2,372,894	2,463,601
Note payable	(200,000)	-
Principal payments on debt	(6,995)	22,156
Borrowing (repayment) of line of credit	(15,286)	67,441
Net cash provided by financing activities	2,150,613	2,553,198

Net increase (decrease) in cash and cash equivalents	20,236	(136,691)

Cash and cash equivalents at beginning of year	34,189	170,880

Cash and cash equivalents at end of year	$54,425	$34,189

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Income Tax	$800	$800
Interest	$57,767	$9,589

The accompanying notes are an integral part of these financial statements

-7-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 1 - Nature of Operations

Organization and Description of Business

Pacific Shore Holdings, Inc. (“Pacific Shore” or the “Company”) was incorporated in the State of California on January 28, 2008. On January 1, 2011, pursuant to a Share Exchange Agreement (“Exchange Agreement”), Pacific Shore closed on a Reverse Merger with Green Shores Holding which in 2010 changed its name to Pacific Shore Holdings, Inc. (“PSHR”), a Delaware corporation, in exchange for the issuance of 84,500,000 newly-issued shares of PSHR common stock and becoming a wholly-owned subsidiary of PSHR. Additionally, pursuant to the Exchange Agreement, 11,281,884 shares of PSHR common stock were cancelled.

As of the time of the Reverse Merger, PSHR held no assets and was a non-operating public shell, in the development stage. Following the Reverse Merger, the Company is no longer in the development stage and operates through one operating segment engaged in the business of product development and distribution, marketing and other business services.

We manufacture and distribute two 100% natural essential oil products we own, Nature-Cide® (“Nature-Cide”) and Home Spa Shower Spray (“Home Spa Shower Spray”). The Home Spa Shower Spray is a 100% natural essential oil aroma therapy spray that gives any shower or bath a spa-like scent. Our Nature-Cide products have been tested in various regions across the United States with positive results by multiple pest control companies, hotel and motel operators, agricultural personnel for various pests, and fire department personnel for snake control. Extensive testing by us and an independent third party laboratory also indicates that our Nature-Cide products kill or deter a wide variety of pests, including but not limited to bed bugs, ants, fleas, ticks, cockroaches, crickets, and stink bugs, while repelling and or deterring various birds, rodents, and reptiles.

After years of research and development, in February 2014, we became a certified and licensed pest control applicator in California for agricultural commercial pest control. In July 2015, we received our pest control business main license and officially launched as a California licensed pest control company in Los Angeles, California. In 2016, we became licensed to maintain landscaping in residential and commercial settings and we expect that we will eventually attempt to obtain our applicator license which will specifically allow us to provide pest control services for both the exterior and interior of structures. Our pest management service is growing and is servicing numerous ranch style and upscale homes and properties in Los Angeles and Ventura Counties. Management’s intention is to franchise our Nature-Cide service division as the Nature-Cide brand matures in the pest control, janitorial, transportation, and hospitality arenas. In addition to developing our own products, we also currently own an exclusive worldwide license to sell a patented 100% natural therapeutic heating/cooling treatment pack called Thermal-Aid® (“Thermal-Aid”). Thermal-Aid is a microwaveable heat treatment pack that doubles as a cold therapy source to assist with reducing swelling and relieving pain.

-8-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 2 - Summary of Significant Accounting Policies

Principles of Reporting

This summary of significant accounting policies of Pacific Shore Holdings, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, inventory valuation, the useful lives and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605 “Revenue Recognition in Financial Statements” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance. For e-commerce sales to individual customers, revenue is recognized when the goods are received by the customers. The Company does not grant unconditional right of return or any other concessions to the customers.

The Company had returns during 2017 and 2016 which were less than one percent of Gross Sales.

-9-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties, and certificates of deposit with original maturities of 90 days or less to be cash equivalents.

Inventory

Inventory consists mainly of components and finished goods which is valued at the lower of cost or market method. The Company uses the FIFO inventory costing method.

The Company considers historical demand and forecast in relation to the inventory on hand, market conditions and product life cycles when determining obsolescence and net realizable value. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventories.

There were no inventory reserves at December 31, 2017 or 2016.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Years
Software and Website	5
Furniture and Equipment	3
Capital Leases - Vehicle	Life of the Lease
Leasehold Improvements	Life of the Lease

Expenditures for maintenance and repairs are expensed as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, including operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

-10-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

Offering Costs

Costs incurred in connection with raising capital by the issuance of preferred stock and common stock are recorded as contra equity and deducted from the capital raised.

Impairment of Long Lived Assets

FASB ASC Topic 360, “Property, Plant, and Equipment,” requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows at the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There was no impairment of long-lived assets in the years ended December 31, 2017 and 2016.

Fair Value of Financial Instruments

The Company follows FASB ASC Topic 820, “Fair Value Measurements and Disclosures” related to the accounting for financial assets and financial liabilities and items that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually. This standard provides a single definition of fair value and a common framework for measuring fair value as well as new disclosure requirements for fair value measurements used in financial statements. Fair value measurements are based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants exclusive of any transaction costs, and are determined by either the principal market or the most advantageous market. The principal market is the market with the greatest level of activity and volume for the asset or liability. Absent a principal market to measure fair value, the Company would use the most advantageous market, which is the market that the Company would receive the highest selling price for the asset or pay the lowest price to settle the liability, after considering transaction costs. However, when using the most advantageous market, transaction costs are only considered to determine which market is the most advantageous and these costs are then excluded when applying a fair value measurement.

-11-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

The Company follows the FASB issued amendments to the accounting standards related to the measurement of liabilities that are routinely recognized or disclosed at fair value. This standard clarifies how a company should measure the fair value of liabilities, and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The fair value accounting standard creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

The Company did not have any assets & liabilities to measure at fair value as of December 31, 2017 and 2016.

Stock Based Compensation

The Company records stock-based compensation as a charge to earnings net of the estimated impact of forfeited awards. As such, the Company recognizes stock-based compensation cost only for those stock-based awards that are estimated to ultimately vest over their requisite service period, based on the vesting provisions of the individual grants. The cumulative effect on current and prior periods of a change in the estimated forfeiture rate is recognized as compensation cost in earnings in the period of the revision.

Accounts Receivable

All accounts receivable are trade related. These receivables are current and management believes are collectible except for which a reserve has been provided. The balances of accounts receivable as of December 31, 2017 and 2016 were $41,702 and $97,845, respectively. The reserve amount for uncollectible accounts was zero as of December 31, 2017 and 2016, respectively.

The Company's customer base is geographically dispersed. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

-12-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

Basic and Diluted Net Loss Per Share

Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no dilutive securities at or during the years ended December 31, 2017 or 2016.

Reclassification

The 2016 financial statements were reclassified to conform to the 2017 presentation.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company does not anticipate that the adoption of this ASU will have a significant impact on its financial statements (“FS”).

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The adoption of this ASU did not have a significant impact on the Company’s FS.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The guidance in ASU 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its FS.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted. The Company does not anticipate that the adoption of this ASU will have a significant impact on its FS.

-13-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

In October 2016, the FASB issued ASU No. 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU improves the accounting for the income tax consequences of intra-entity transfers of assets other than inventory. For public business entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company does not anticipate that the adoption of this ASU will have a significant impact on its FS.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The standard should be applied using a retrospective transition method to each period presented. The Company does not anticipate that the adoption of this ASU will have a significant impact on its FS.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. The Company will evaluate the impact of adopting this standard prospectively upon any transactions of acquisitions or disposals of assets or businesses.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its FS.

Other recent accounting pronouncements issued by the FASB did not or are not believed by management to have a material impact on the Company’s present or future FS.

NOTE 3 – Property and Equipment

Property and equipment are summarized by major classifications as follows as of December 31, 2017 and 2016:

	2017	2016
Software and Website	$25,269	$22,019
Vehicles	76,954	76,954
Furniture and Equipment	225,525	221,415
Leasehold Improvements	174,605	174,605
	502,352	494,991
Less accumulated depreciation	(284,292)	(50,944)
	$218,060	$290,056

Depreciation for 2017 and 2016 was $79,357 and $86,224, respectively.

-14-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 4 – Income Taxes

The provision (benefit) for income taxes consists of the following components:

	2017	2016
Current	$-0-	$-0-
Deferred	-0-	-0-
	$-0-	$-0-

The effective income tax rate for the years ended December 31, 2017 and 2016 consisted of the following:

	2017	2016
Federal statutory income tax rate	(35.00%)	(35.00%)
State income taxes-net	(5.75%)	(5.75%)
Valuation allowance	40.75%	40.75%
Permanent difference	0.00%	0.00%
Net effective income tax rate	0.00%	0.00%

The Company’s total deferred tax asset, deferred tax liabilities, and deferred tax asset valuation allowance as of December 31 were as follows:

	2017	2016
Net operating loss carryforward	$5,226,148	$7,015,113
Less: valuation allowance	(5,226,148)	(7,015,113)

Net Deferred tax assets	-	-

The deferred tax asset was based upon a net operating loss carryforward of approximately $19,537,000 and $17,215,000 as of December 31, 2017 and 2016. Realization of the future tax benefits related to the deferred tax asset depends upon many factors, including the Company’s ability to generate future taxable income. Due to the uncertainty of future earnings, management is unable to predict whether the deferred tax asset will be realized and, accordingly, recorded a full valuation allowance against this asset. The Company has 20 years to utilize its net operating loss carryforward. The loss carryforward will begin to expire in 2029. The decrease in the gross deferred tax asset and the related valuation allowance in 2017 is due to the reduction in corporate income tax rate enacted in December 18, 2017 effective January 1, 2018.

The federal and state income tax returns of the Company for 2017 and 2016 are subject to examination by the Internal Revenue Service, generally for three years and State Franchise Tax Board for four years after they were filed.

The Company had no uncertain tax positions at December 31, 2017 or 2016.

-15-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 5 – Lease and Commitments

The Company conducts its operations from facilities located in Canoga Park, California that is leased under a five year expiring September 14, 2020. The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area.

The following is a schedule of future minimum rental payments required under the above operating lease as of December 31, 2017.

Year	Amount

2018	$240,120
2019	$240,120
2020	$170,085

Rent expense in 2017 and 2016 was $235,453 and $209,168.

NOTE 6 – Related Party Transactions

During 2016 the Company loaned to Med-X, Inc. $110,000 as a short-term non-interest bearing loan. During December 2016, Med-X, Inc. repaid Pacific Shore Holdings, Inc. $30,000 of the short-term loan. The Company was reimbursed $9,613 for expenses paid on Med-X’s behalf. The Company also has a receivable from Med-X, Inc. of $38,375 and a short-term loan receivable of $80,000 at December 31, 2016.

During 2017 the Company loaned to Med-X, Inc. $173,500 as a short-term non-interest bearing loan. During 2017, the Med-X repaid Pacific Shore Holdings, Inc. $30,000 of the short-term loan and was reimbursed $20,679 for expenses paid on Med-X’s behalf. The Company also has a receivable from Med-X, Inc. of $8,994 and a short-term loan receivable of $207,000 at December 31, 2017.

The majority of the Company’s Board of Directors and Officers are also members of the Board of Directors and are Officers of the Company’s affiliate Med-X, Inc.

NOTE 7 – Concentration of Credit Risks

Concentration of Major Customers

As of December 31, 2017, the Company's trade accounts receivables from four customers represented approximately 72% of its accounts receivable. The specific concentration was Customer A at 29%, Customer B at 22% Customer C at 11% and Customer D at 10%. As of December 31, 2016, the Company's trade accounts receivables from two customers represented approximately 64% of its accounts receivable. The specific concentration was Customer A at 39% and Customer B at 25%.

-16-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

For the year ended December 31, 2017 the Company received 76% of its revenue from three customers and for the year ended December 31, 2016 the Company received 51% of its revenue from two customers. For the year ended December 31, 2017, the specific concentration was Customer A at 34%, Customer B at 27% and Customer C at 15%. For the year ended December 31, 2016, the specific concentration was Customer A at 27% and Customer B at 24%.

Concentration of Supplier Risk

The Company uses single supplier relationships for its raw materials purchases and filling capacity, which potentially subjects the Company to a concentration of business risk. If these suppliers had operational problems or ceased making product available to the Company, operations could be adversely affected. The Company had three vendors that accounted for 91% of purchases during the year ended December 31, 2017 for operations. Specific concentrations were Vendor A at 49%, Vendor B at 31% and Vendor C at 11%. The Company had two vendors that accounted for 88% of purchases during the year ended December 31, 2016 related to operations. Specific concentrations were Vendor A at 66% and Vendor B at 22%. If significant suppliers become unable or unwilling to provide inventory in a timely manner, the Company believes that other suppliers are available to provide similar inventory at comparable prices.

NOTE 8 – Notes Payable

As of December 31, 2017, $69,309 was due to two creditors for the finance of two Company owned vehicles in addition to warehouse equipment. Payments on these two loans and warehouse equipment during 2017 were $29,087. As of December 31, 2016, the balance due was $89,328. Payments on the loan were $28,118 during the year ended December 31, 2016. Amounts were classified between current and long term liabilities as follows as of December 31, 2017 and 2016:

	2017	2016
Current portion of note payable	$19,365	$21,981
Long term portion of note payable	49,944	67,347
Total notes payable	$69,309	$89,328

NOTE 9 – Common Stock

During 2017 the Company issued 5,000,000 shares of common stock to its Founder, President & CEO for services. In addition, the Company issued 11,277,811 shares of common stock at $1.00 per share, under a private placement offered by the Company on or before March 27, 2017. As part of this offering the Founder, President & CEO cancelled 9,129,108 of his shares of common stock. During 2017 the Company repurchased 400,000 shares of common stock at $0.50 per share as a settlement with a former shareholder.

During 2016 the Company issued 8,505,018 shares of common stock at $1.00 per share, under a private placement offered by the Company on or before June 1, 2016. As part of this offering the Founder, President & CEO cancelled 8,505,018 of his shares of common stock. During 2016 the Company repurchased 35,000 shares of common stock at $1.00 per share.

-17-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 10 – Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended December 31, 2017 and 2016, the Company incurred net losses of $2,321,653 and $2,911,942, respectively. The Company has an accumulated deficit of $19,536,911 as of December 31, 2017. The continuing losses have adversely affected the liquidity of the Company. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet depends on continued operations of the Company, which in turn depends on the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the years ended December 31, 2017 and 2016, toward (i) obtaining additional equity capital (ii) controlling salaries and general and administrative expenses, (iii) management of accounts payable, (iv) evaluation of its distribution and marketing methods, and (v) increasing marketing and sales. In order to control general and administrative expenses, the Company has established internal financial controls in all areas, specifically in hiring and overhead cost. The Company has also established a hiring policy under which the Company will refrain from hiring additional employees unless approved by the Chief Executive Officer and Chief Financial Officer. Accounts Payable are reviewed and approved or challenged on a daily basis. Senior management reviews the annual budget to ascertain and question any variance from plan, on a quarterly basis, and to anticipate and make adjustments as may be feasible.

NOTE 11 – Patents and Trademarks

Mr. Matt Mills, President & CEO, is the owner of United States Patent Nos. 7,179,280 (February 20, 2007), 7,182,777 (February 27, 2007), and D525,365 (July 18, 2006) for Thermal-Aid, a microwaveable heat treatment pack that doubles as a cold therapy source to assist with reducing swelling and relieving pain (the “Technology”). Mr. Mills granted the Company an exclusive license to use the Technology in consideration for 4,605,337 shares of the Company’s Common Stock in accordance with the License Agreement. This technology had a cost basis of zero and no value is carried by the Company due to the related party nature of this transaction.

Additional legal fees incurred to maintain the trademark were capitalized in accordance with current accounting guidance. The trademark is amortized over a 17 year term with $1,427 expensed in 2017 and $5,405 in 2016. The trademark is also routinely evaluated for impairment. The Company has determined that no impairment adjustment was necessary as of December 31, 2017 and 2016.

-18-

Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 12 – Legal Proceeding

On April 16, 2015 an individual shareholder filed a complaint against the Company, its directors and certain employees. The Company defended the matter and in May 2017 the matter was resolved prior to trial via a settlement for $25,000 paid on May 1, 2017, $220,000 payable in 22 monthly installments of $10,000 commencing June 1, until March 1, 2019 and $5,000 on April 1, 2019. The present value of the total legal settlement of $225,000 was recorded as legal expense. The imputed interest used in the calculation is 12%. The classification of the balance as of December 31, 2017 is as follows:

2017
Legal settlement payable - current	$120,000
Legal settlement payable- non current	$25,000

In 2013 the Company entered into a dispute with one of its vendors. The vendor filed a Complaint and Application for Writ of Attachment Federal Court, California Central District. The complaint was dismissed by the Court in April 2014. The vendor continued to pursue the matter via arbitration in Hong Kong with the Company vigorously defending its position. After several years of proceeding through the arbitration process it appears the vendor has abandoned pursuing the arbitration. The Company discovered the vendor has gone into receivership. The Company believes that due to the abandonment of arbitration by the vendor along with receivership, that there is no threat of liability.

NOTE 13 – Other Events

On December 15, 2017 the Company entered into an Agreement of Merger and Plan of Reorganization with Med-X, Inc. Both entities are under common control. The merger is anticipated to be finalized at the end of the first quarter of 2018 or early April 2018.

NOTE 14 – Subsequent Events

In January 2018 the Company received a payment of $200,000 and $7.000 in February 2018 from Med-X, Inc. Thus, the short term loan from Med-X, Inc. is paid in full.

In February 2018, the Company borrowed $225,000 from Med-X, Inc. as a short term loan, and in March 2018 the Company received an additional $175,000 from Med-X, Inc. as a short term loan. These advances are planned to be eliminated upon the completion of the merger.

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Pacific Shore Holdings, Inc.

December 31, 2017 and 2016

Notes to Financial Statements

NOTE 15 – UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 15, 2017, Med-X, Inc. (Med-X”) and its shareholders entered into merger agreement, with Pacific Shores Holdings, Inc. (“PSH”) pursuant to which PSH shareholders would receive one share of Med-X common stock for exchange of two shares of PSH common stock. PSH shareholders have the option to receive Appraisal Rights if they do not consent.

The accompanying pro forma consolidated statements of operations present the accounts of Med-X and PSH. Med-X and PSH are entities under common control. Accordingly the combined pro forma information is presented at historical cost.

The accompanying pro forma consolidated statements of operations are for the years ended December 31, 2016 and 2017, as if the merger occurred on January 1, 2017 and January 1, 2016, for the purpose of the statements of operations, respectively. The accompanying pro forma consolidated balance sheet presents the accounts of Med-X and PSH as of December 31, 2017 as if the merger took place as of that date. These were derived from the audited financial statements of Med-X, Inc and PSH for the years ended December 31, 2017 and 2016.

The following adjustments would be required if the acquisition occurred and have been reflected in the pro forma information as indicated below:

A. Issuance of approximately 55,150,000 shares of Med-X to the shareholders of PSH

B. Cancellation of approximately 45,700,000 shares of Med-X owned by an Officer and 9,450,000 shares of Med-X owned by PSH

C. Elimination of PSH’s capital accounts as result of recapitalization.

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MED-X AND PACIFIC SHORE HOLDINGS, INC.

BALANCE SHEETS
December 31, 2017
(UNAUDITED)

	PSH 2017	Med-X 2017	Eliminations	ProForma 2017
ASSETS
Current Assets
Cash and cash equivalents	$54,425	$150,255	-	$204,680
Restricted cash	$-	12,241	-	12,241
Trade receivables	41,702	755	-	42,457
Other receivables	207,000	-	(207,000)	-
Inventory	545,695	6,337	-	552,032
Prepaid inventory	30,000	-	-	30,000
Lease deposit	75,736	-	-	75,736
Prepaid expenses	155	-	-	155
Prepaid taxes	-	-	-	-
Prepaid rent	9,430	-	-	9,430
Total Current Assets	964,143	169,588	(207,000)	926,731

Property and Equipment, Net	218,060	187,313		405,373

Other Assets

Trademark, Net	14,447	-	-	14,447
Miscellaneous investment	10,000	-	(10,000)	-
Total Other Assets	24,447	-	(10,000)	14,447
TOTAL ASSETS	$1,206,650	$356,901	$(217,000)	$1,346,551

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$624,754	$108,392	-	$733,146
Sales tax payable	28		-	28
Current portion settlement payable	120,000	-	-	120,000
Accrued payables	20,000		-	20,000
Accrued employee related payable	97,304		-	97,304
Short-term loan payable	-	207,000	(207,000)	-
Deferred revenue	-	3,735	-	3,735
Note payable	-	-	-	-
Line of credit	18,032	-	-	18,032
Current portion of long term note payable	19,365	-	-	19,365
Total Current Liabilities	899,483	319,127	(207,000)	1,011,610

Long Term Liabilities
Long term portion settlement payable	25,000	-	-	25,000
Long term note payable, net of current portion	49,944	-		49,944
Total Long Term Liabilities	74,944	-	-	74,944

Total Liabilities	974,427	319,127	(207,000)	1,086,554

Stockholders' Equity
Preferred stock (no par value; 10,000,000 shares authorized;
(20,000 and 10,000 issued and outstanding)	-	-	-	-
Common stock (no par value; 300,000,000 shares authorized;
(95,060,491 shares issued and outstanding)	11,539	95,060	(11,539)	95,060
Additional paid in capital	19,757,595	2,689,788	1,539	22,448,922
Retained earnings (deficit)	(19,536,911)	(2,747,074)	-	(22,283,985)
Total Stockholders' Equity	232,223	37,774	(10,000)	259,997

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,206,650	$356,901	$(217,000)	$1,346,551

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MED-X, INC. AND PACIFIC SHORE HOLDINGS, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2017 AND 2016

(UNAUDITED)

	PSH 2017	Med-X 2017	ProForma 2017	PSH 2016	Med-X 2016	ProForma 2016

Sales	$589,840	$27,269	$617,109	$466,826	$16,255	$483,081
Cost of Goods Sold	407,475	7,752	415,227	343,853	2,274	346,127
Gross Profit	182,365	19,517	201,882	122,973	13,981	136,954

General and Administrative Expenses
Selling & Marketing Expenses	170,711	214,000	384,711	379,607	688,073	1,067,680
Research & Development	-	-	-	-	300	300
Personnel & Outside Services Expenses	1,440,042	216,797	1,656,839	1,865,581	393,159	2,258,740
Non-cash Compensation	-	150,362	150,362		351,553	351,553
General and Administrative Expenses	835,498	174,609	1,010,107	781,918	173,357	955,275
Total Operating Expenses	2,446,251	755,768	3,202,019	3,027,106	1,606,442	4,633,548

Income (Loss) from Operations	(2,263,886)	(736,251)	(3,000,137)	(2,904,133)	(1,592,461)	(4,496,594)

Other Income (Expense)
Interest Expense	57,767	-	57,767	9,589	-	9,589
Total Other Income (Expense)	57,767	-	57,767	9,589	-	9,589

Income (Loss) Before Income Taxes	(2,321,653)	(736,251)	(3,057,904)	(2,913,722)	(1,592,461)	(4,506,183)

Net Income (Loss)	$(2,321,653)	$(736,251)	$(3,057,904)	$(2,913,722)	$(1,592,461)	$(4,506,183)

Income (Loss) per Share ----	$(0.02)	$(0.01)	$(0.03)	$(0.03)	$(0.02)	$(0.05)
Basic and Fully Diluted
Weighted Average Shares Outstanding	113,051,092	94,526,767	94,526,767	108,665,452	93,482,461	93,482,461

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Med-X, Inc. (“Med-X”, “we”, “us”, “our”, or the “Company”) is a Nevada corporation formed in February 2014 and is engaged in the business of green scene product development, distribution, and marketing. Its business is expected to expand significantly as a result of the closing of its merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), its affiliate, on April 16, 2018. The Company and PSH have developed a series of proprietary natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, Home Spa™ and Maliblu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation and agriculture, as well as the Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Home Spa Shower Sprays are essential oil-based products distributed through various ecommerce platforms. Maliblu Brands are all-natural essential oils, including Hemp and CBD oil products, designed for various ailments and are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is legal to do so, to cultivate high quality custom-bred cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms. Besides suppling Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply proprietary and non-proprietary products, including Nature-Cide insecticides, pesticides, granular and soil blends to legally operating cannabis agricultural operators. As these core businesses evolve, and it becomes legal to do so, we will seek to develop and monetize (i) techniques for the recognition and extraction of Cannabis compounds for the medical industry, and (ii) a cost-effective pharmacy automation system for the pharmaceutical and Cannabis industries.

The Company plans to supply products to the agricultural and supply industries, including Nature-Cide® brands such as Nature-Cide’s® Pest Management and All-Purpose formulations, as well as a special insecticidal soil, for which we filed a patent application with the United States Office of Patents and Trademarks in 2015. Nature-Cide® is a proprietary all natural essential oil insecticide/miticide/nematicide that repels and kills a wide variety of pests, including insects that are commonly known to damage Cannabis crops. Nature-Cide® is owned, pursuant to an exclusive, worldwide, royalty-free license in perpetuity from Matthew Mills, our President and Chairman, manufactured and distributed by PSH, a substantially wholly owned subsidiary of Med-X. The merger of PSH and Med-X was effective on April 16, 2018.

If and only when its legally permitted to do so, the Company’s planned compound identification and extraction research and development operation will be conducted primarily at the Company’s existing 600 square foot indoor cultivation center in Los Angeles County, California, where controlled quantities of high quality Cannabis were being grown, harvested and stored for research and medical use in 2015 and early 2016, to the extent permitted by California law. The fundamental premises of the operation were to test the effectiveness of Nature-Cide®, and to make Cannabis oil from the plant, extract a variety of medicinal compounds from the oil, especially the non-THC Cannabidiol (CBD) compounds found in Cannabis and, when seeking supplements for pain management and relief, also THC compounds, testing the efficacy of the supplement prototypes, and producing, marketing and selling natural supplements containing these compounds. The Company has purchased and utilized special equipment designed to facilitate the compound identification and extraction process, and plans to acquire more specialized equipment for that purpose in the future. Preliminary research in the industry indicates that CBD-based compounds from Cannabis may be effective in treating the symptoms of certain neurological pathologies, but there is much additional research needed to reliably commercialize CBDs for medical purposes. There is no assurance that the Company will be successful in making or selling any medicinal supplements from the CBD or THC compounds identified and extracted by it.

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The Company may acquire sufficient indoor and outdoor farm property in California to grow, harvest and sell high quality, custom-bred Cannabis for the California medical and recreational markets, for compound identification and extraction, and for other markets that become legally available to the Company in the future as a California grower.

The primary sources of short term revenue for Med-X and Pacific Shroe are expected to be the growing proceeds from (i) the sale of Nature-Cide®, (ii) the sale of Thermal-Aid®, and (iii) advertising dollars generated from content published on the Company’s media outlet, www.marijuanatimes.org, as well as through the sale of industry related merchandise. Management also believes that substantial revenue can be earned from the online sale of Nature-Cide® and other proprietary products and services to business and retail consumers, including indoor greenhouse operations. Med-X may also earn revenue from providing consulting services to other Cannabis industry participants. In the long run, revenue is anticipated from the Company’s planned Cannabis compound identification and extraction system along with development of our planned pharmacy automation system and our planned Cannabis products, assuming our research and development of those planned products and services are successful. Little revenue is expected from the sale of Cannabis compounds for medical or recreational use until such sale is further legalized at the federal level. Management believes it will eventually see revenue from growing, harvesting and selling high quality, custom-bred Cannabis for the California medical and recreational markets, but only in intrastate commerce. As a California grower, the Company will approach other markets that become legally available to it in the future, if any.

Our operational expenditures are primarily related to development of The Marijuana Times platform, marketing costs associated with encouraging users to join our network and engage with other users, and the costs related to being a reporting company under Regulation A+ (Tier 2) with the Securities and Exchange Commission. Since inception in 2015, The Marijuana Times has built a growing network of users. This growth has been aided by the growing use of mobile applications and the popularity of the Cannabis legalization movement among young adults.

Results of Operations

For the Years Ended December 31, 2017 and December 31, 2016

Revenue. Total revenue for the year ended December 31, 2017 was $27,269 compared to $16,255 for the year ended December 31, 2016. The increase in revenue of $11,014 is attributable to an increase in Digital Media Advertising of $14,606 partially offset by a decrease of $3,592 in the sale of Nature-Cide products to Cannabis cultivators.

Operating Expenses. Operating expenses for the year ended December 31, 2017 were $755,768 compared to $1,606,442 for the year ended December 31, 2016. The decrease in operating expenses is attributable to a decrease in employee count, attendance at industry trade shows, professional fees, significantly less sales and marketing activities as well as lower non-cash compensation expense related to implementation of a Stock Option Plan.

Net Loss. Net loss year for the year ended December 31, 2017 was $736,251 compared to $1,592,461 for the year ended December 31, 2016. This reduction in net loss is due to a decrease in employee count, attendance at industry trade shows, professional fees, significantly less sales and marketing activities as well as lower non-cash compensation expense related to implementation of a Stock Option Plan.. Currently operating costs exceed revenue due to revenue growing at a slower pace than anticipated. We cannot assure when or if revenue will exceed operating costs.

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Liquidity and Capital Resources

We had cash of $150,255 at December 31, 2017 and $88,795 at December 31, 2016, primarily from the proceeds of capital raised by the Company in its Regulation A+ Offering of common stock which commenced in February, 2016 and the Company’s private placement of common stock which commenced in February 2017 and in 2016 from the Company’s private placement of common stock pursuant to Rule 506(c) of the Securities Act of 1933, as amended.

During the year ended December 31, 2017, we used $469,302 of cash for operating activities. A portion of the funds was used to pay general and administrative costs, professional fees and sales and marketing activities.

During 2016 to December 31, 2016, we used $1,121,613 of cash for operating activities. A large portion of the funds was used to pay general and administrative costs, professional fees and support of significant sales and marketing activities.

Cash provided by financing activities during the year ended December 31, 2017 was $530,762. Of this amount, $360,277 was related to the issuance of shares of common stock during the period offset by restricted cash of $43,485. An additional amount of $127,000 was provided through proceeds of a Note with a related party, Cash provided by financing activities from the issuance of shares of common stock during 2016 was $1,090,352. Since inception, our capital needs have primarily been met from the private placement of our common stock at $0.50 per share which concluded on January 31, 2016, the Regulation A+ Offering of common stock at $.60 per share which commenced on February 8, 2016 and the private placement of our common stock at $.60 per share which commenced in October, 2016 and February 1, 2017.

We will have additional capital requirements during 2018 and 2019. We do not expect to be able to satisfy our cash requirements through sales of the Nature-Cide product line as well as digital media advertising, and therefore we will attempt to raise additional capital through the sale of our common stock. We commenced a private placement offering of 5,000,000 shares of our common stock at $0.60 per share under Rule 506(c) of the Securities Act of 1933, as amended, on February 1, 2018.

We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Restricted Cash

The Company has funds held in escrow by an Escrow Agent received from the Company’s Regulation A+ Offering. As of December 31, 2017, the Company had $12,241. These funds are being held by the Escrow Agent per provisions within the Escrow Agreement.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

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Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Topic 605 “Revenue Recognition in Financial Statements” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance.

The Company had minimal revenue from several customers during 2017 and minimal revenue in 2016 from two customers. The Company had no returns during 2017 and 2016.

Stock Based Compensation Expense

We expect to account any share-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Based Payment, or SFAS No. 123R. SFAS No. 123R requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined, we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted was calculated using the simplified method in accordance with the provisions of Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which Med-X has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

SFAS No. 123R requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. We have never paid cash dividends, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield.

Med-X will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost. Med-X recognizes expense using the straight-line attribution method.

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PART III

INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Articles of Incorporation *
2.2	Bylaws *
4.1	Subscription Documents
6.1	License Agreement, dated September 1, 2014, by and between Med-X, Inc., as the Licensee, and Pacific Shore Holdings, Inc., as the Licensor. *
6.2	Posting Agreement, dated November 12, 2015, by and between Med-X, Inc. and StartEngine Crowdfunding, Inc., with Warrant attached. *
6.3	Broker-Dealer Services Agreement with FundAmerica Securities, LLC.*
6.4	Development, Marketing and Consulting Agreement with M6, dated June 20, 2016.*
6.5	Agreement with Monarch Bay Securities, LLC.*
6.6	Agreement of Med-X, Inc. and NMS Capital Advisors, Inc., dated March 20, 2018.*
8.1	Escrow Services Agreement with FundAmerica Securities, LLC.*
11.1	Consent of Independent Certified Public Accountants.

___________

*Filed with the original Offering Statement on Form 1-A, first filed by the Company on August 26, 2015, and thereafter as amended.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this annual report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on June 14, 2018.

Med-X, Inc.

By:	/s/ Matthew Mills
Name:	Matthew Mills
Title:	President

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Mills	President of Med-X, Inc.	June 14, 2018
Matthew Mills	(Principal Executive Officer)

/s/ Ronald J. Tchorzewski	Chief Financial Officer of Med-X, Inc.	June 14, 2018
Ronald J. Tchorzewski	(Principal Financial Officer and Principal Accounting Officer)

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